As filed with the Securities and Exchange Commission on June 28, 2022

File No.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Sixth Street Lending Partners

(Exact name of registrant as specified in charter)

Delaware	88-1710161
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(469) 621-3001

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda

Ryan Brizek

Steven Grigoriou

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE

Sixth Street Lending Partners is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and comply with applicable requirements for the possible future quotation or listing of its securities on a national securities exchange or other public trading market.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms “we,” “us,” “our,” and the “Fund” refer to Sixth Street Lending Partners;

•	“Sixth Street” refers collectively to Sixth Street Partners, LLC and its subsidiaries and affiliated entities;

•	“Adviser,” and our “investment adviser” refer to Sixth Street Lending Partners Advisers, LLC, our investment adviser;

•	“Administrator” and our “administrator” refer to Sixth Street Lending Partners Advisers, LLC, which is also our investment adviser; and

•	“shareholders” refers to holders of our common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

After filing this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act as soon as reasonably practical. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.

•	We do not intend to list our shares on any securities exchange for what may be a significant time and we do not expect a secondary market in the shares to develop.

•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

•

An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•

The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Sixth Street, the Adviser and its affiliates, and its senior investment team;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of the Dodd-Frank Act and the rules and regulations issued thereunder;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•

changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets, including with respect to changes resulting from or in response to, or potentially even the absence of changes as a result of, the impact of the Coronavirus (“COVID-19”) pandemic;

•

the length and duration of the COVID-19 outbreak in the United States as well as worldwide, and the magnitude of its impact and time required for economic recovery, including with respect to the impact of travel restrictions and other isolation and quarantine measures on the ability of the Adviser’s investment professionals to conduct in-person diligence on, and otherwise monitor, existing and future investments;

•

an economic downturn and the time period required for robust economic recovery therefrom, including the current economic downturn as a result of the impact of the COVID-19 pandemic, which will likely have a material impact on our portfolio companies’ results of operations and financial condition for its duration, which could lead to the loss of some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•

upon entry into an agreement with a lender, a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity, including as a result of the impact and duration of the COVID-19 pandemic, could have a material adverse effect on our results of operations and financial condition and impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly given that we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•

risks associated with possible disruption in our or our portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in “Item 1A. Risk Factors” in this Registration Statement, and in our other filings with the SEC that we make from time to time.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

ITEM 1.	BUSINESS

The Fund

We are organized as a Delaware statutory trust named Sixth Street Lending Partners. We are a newly-organized, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. In addition, we expect to elect to be treated as a RIC under Subchapter M of the Code, and we expect to qualify as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements. See “Item 1. Business—Regulation” and “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

Our investment objective is to generate current income by targeting investments with favorable risk-adjusted returns.

We seek to generate current income and long-term capital appreciation primarily by investing in U.S.-domiciled upper middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds, equity securities, and other instruments.

By “upper middle-market companies,” we mean companies that have annual EBITDA, which we believe is a useful proxy for cash flow, of greater than $75 million, although we may invest in smaller companies on occasion. We invest in first-lien debt, second-lien debt, mezzanine and unsecured debt and equity and other investments. Our first-lien debt may include stand-alone first-lien loans; “last out” first-lien loans, which are loans that have a secondary priority behind super-senior “first out” first-lien loans; “unitranche” loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position; and secured corporate bonds with similar features to these categories of first-lien loans. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt.

We seek to create a portfolio that includes primarily senior secured by primarily investing approximately $200 million to $500 million of capital, on average, in the securities of upper middle-market companies.

The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “junk.”

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

We intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. Pursuant to the 1940 Act, we are required to have an asset coverage of at least 150% (i.e., the amount of debt may not exceed two-thirds of the value of our assets). We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by us.

We expect to conduct private offerings of our Common Shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “Item 1. Business—The Private Offering.”

Sixth Street

Sixth Street is a global investment business with over $60 billion of assets under management across a number of core platforms.1 Sixth Street conducts its investment activities primarily through the following investment platforms:

•

Sixth Street TAO seeks to generate attractive returns through strategies employed by Sixth Street’s other investment platforms while also serving as home for between-the-box strategies and adjacent opportunities;

•	Sixth Street Opportunities is Sixth Street’s platform for pursuing thematic, control-oriented, actively managed investments exhibiting downside protection;

•

Sixth Street Growth focuses on the purchase or origination of investments in non-stressed, growth-oriented issuers or borrowers, in particular through growth debt, structured equity and stapled debt and equity opportunities, which are in later stages of development as well as those which are post-venture stage but in a comparatively earlier stage of development;

•	Sixth Street Agriculture focuses on agricultural investment opportunities primarily in the U.S.;

•	Specialty Lending is Sixth Street’s Specialty Lending platform, comprised of:

•

Sixth Street Specialty Lending, Inc. (“SLX”) is a New York Stock Exchange-listed, regulated BDC that focuses on U.S. middle market loan origination investment opportunities. SLX’s investment adviser is Sixth Street Specialty Lending Advisers, LLC; and

[1]

AUM presented as of March 31, 2022 includes capital commitments in Opps V, Growth II, and Mid-Stage Growth made through June 13, 2022, of approximately $7.9 billion which were activated on April 1, 2022. AUM presented also includes approximately $2.6 billion in certain assets under advisement by Cadence ALM, a business line of Sixth Street’s insurance platform that is not managed by Sixth Street’s registered investment advisers. Sixth Street assets under management excludes (1) Opps I, which was invested as a series of commitments across multiple vehicles of a former affiliate investment adviser and (2) assets and commitments of certain vehicles established by Sixth Street for the purpose of facilitating third party co-investment opportunities. Calculation of assets under management differs from the calculation of regulatory assets under management and may differ from the calculations of other investment managers, and the calculation of regulatory assets under management excludes assets under advisement by Cadence ALM.

•	Sixth Street Specialty Lending Europe focuses on European middle-market loan origination investment opportunities;

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Sixth Street Fundamental Strategies seeks to generate attractive risk-adjusted returns across credit cycles primarily through the purchase of secondary stressed credit along with other special situations investments;

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Sixth Street Credit Market Strategies (“Credit Market Strategies”) focuses on the purchase of performing corporate credit and structured products. Credit Market Strategies sponsors and manages collateralized loan obligation issuers (“CLOs” and, such CLOs, “Sixth Street-managed CLOs”); funds that invest predominantly in the CLO Equity of Sixth Street-managed CLOs; and separately managed accounts (“SMAs”), funds of one and funds that pursue investment strategies that include acquiring and holding interests in CLO Equity, investment and non-investment grade CLO liabilities, leveraged loans, second lien loans, high yield bonds and other credit investments (collectively, “Credit Market Strategies Entities”);

•

Sixth Street Infrastructure focuses on investments in companies and for assets in the global infrastructure and renewable energy spaces primarily in the form of equity, debt, and structured investments. Investments include, but are not limited to, solar, wind, hydroelectric power, conventional power, midstream, and social infrastructure; and

•

Sixth Street Insurance focuses on strategic partnerships, corporate acquisitions, reinsurance, and insurance company balance sheet management across the global insurance sector. Sixth Street pursues these opportunities through a dedicated team of investment professionals and insurance experts located across North America and Europe. In connection with such opportunities, Sixth Street Insurance provides asset management services to the portfolio investments of certain funds and has, and may continue to enter into, investment management agreements and/or other advisory arrangements in connection therewith.

Sixth Street has a long-term oriented, highly flexible capital base that allows it to invest across industries, geographies, capital structures and asset classes. Sixth Street has extensive experience with highly complex, global public and private investments executed through primary originations, secondary market purchases and restructurings, and has a team of over 190 investment professionals.

Sixth Street manages a series of private investment vehicles, a publicly traded business development company, and, as part of the “Credit Market Strategies” platform, a number of separately managed accounts and collateralized loan obligation (“CLO”) issuers.

Adviser

Sixth Street Lending Partners Advisers, LLC, or the “Adviser,” is a Delaware limited liability company. The Adviser acts as the Fund’s investment adviser pursuant to an investment advisory agreement (the “Advisory Agreement”) with the Fund, and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Adviser sources and manages the Fund’s portfolio through a team of investment professionals (the “Investment Team”). Our Investment Team is led by our Chairman and Chief Executive Officer and our Adviser’s Co-Chief Investment Officer, Joshua Easterly and our Adviser’s Co-Chief Investment Officer, Alan Waxman, both of whom have substantial experience in credit origination, underwriting and asset management. Our investment decisions will be made by our Investment Review Committee, which includes senior personnel of our Adviser and Sixth Street. The members of our Investment Review Committee currently include Joshua Easterly, Alan Waxman, Brian D’Arcy, Michael Fishman, Michael Griffin, Robert (“Bo”) Stanley and David Stiepleman. However, the members of the Investment Review Committee may change over time.

The Adviser is responsible for managing our day-to-day business affairs, including implementing investment policies and strategic initiatives set by our Investment Team and managing our portfolio under the general oversight of our Investment Review Committee.

On June 28, 2022, we entered into the Investment Advisory Agreement with our Adviser. Under the Advisory Agreement, the Adviser provides investment advisory services to us.

The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired. Under the terms of the Advisory Agreement, we will pay the Adviser a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). For a discussion of the Management Fee and Incentive Fee payable by us to the Adviser, see “Management Agreements—Advisory Agreement; Administration Agreement; License Agreement.” Our Board monitors the mix and performance of our investments over time and seeks to satisfy itself that the Adviser is acting in our interests and that our fee structure appropriately incentivizes the Adviser to do so.

Relationship with our Adviser and Sixth Street

Our Adviser consults with Sixth Street in connection with a substantial number of our investments. The Sixth Street platform provides us with the breadth of large and scalable investment resources. We believe we benefit from Sixth Street’s market expertise, insights into industry, sector and macroeconomic trends and intensive due diligence capabilities, which help us discern market conditions that vary across industries and credit cycles, identify favorable investment opportunities and manage our portfolio of investments. Sixth Street and its affiliates will refer all upper middle-market loan origination activities for companies domiciled in the United States to us and conduct those activities through us. The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for us to pursue a particular investment opportunity allocated to us.

We have filed an application with the SEC for an exemptive order to allow us to co-invest, subject to certain conditions, with certain of our affiliates (including affiliates of Sixth Street) in loan origination activities for companies domiciled in the United States and certain “follow-on” investments in such companies. There can be no assurance when or if the SEC will grant us an order in response to our application. Until such time an order is granted, we will not be able to co-invest with our affiliates unless such investment is not prohibited by the 1940 Act.

We believe our ability to co-invest with Sixth Street affiliates is particularly useful where we identify larger capital commitments than otherwise would be appropriate for us. We expect that with the ability to co-invest with Sixth Street affiliates we will be able to provide “one-stop” financing to a potential portfolio company, which may allow us to capture opportunities where we alone could not commit the full amount of required capital or would have to spend additional time to locate unaffiliated co-investors. See “Regulation as a Business Development Company—Affiliated Transactions.”

Administrator

Sixth Street Lending Partners Advisers, LLC, (the “Administrator”) serves as our Administrator. The principal executive office of Sixth Street Lending Partners Advisers, LLC, is located at 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201. The Administrator provides the administrative services necessary for us to operate pursuant to an administration agreement between us and the Administrator (the “Administration Agreement”). See “Item 1.—Administration Agreement” below for a discussion of the fees and expenses we are required to reimburse to the Administrator.

The Administrator, on behalf of us and at our expense, may retain one or more service providers that may also be affiliates of Sixth Street to serve as sub-administrator, custodian, accounting agent, investor services agent, transfer agent or other service provider for us. Any fees we pay, or indemnification obligations we undertake, in respect of the administrator and those other service providers that are Sixth Street affiliates, will be set at arm’s length and approved by the Independent Trustees (as defined below).

The Board of Trustees

Overall responsibility for the Fund’s oversight rests with the Board of Trustees of the Fund (the “Board” or “Board of Trustees”). We intend to enter into the Advisory Agreement with the Adviser, pursuant to which the Adviser will manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s Declaration of Trust (the “Declaration of Trust”) and applicable provisions of state and other laws. The Adviser will keep the Board well informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board with additional information as the Board may, from time to time, request. The Board of Trustees is currently composed of seven members, four of whom are trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (“Independent Trustees”). The Board of Trustees meets at regularly scheduled quarterly meetings each year. In addition, the Board of Trustees may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Trustees has established a Nominating and Corporate Governance Committee and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Trustees in fulfilling its oversight responsibilities.

Investment Strategy

Our investment objective is to generate current income by targeting investments with favorable risk-adjusted returns.

We will seek to generate current income and long-term capital appreciation primarily by investing in U.S.-domiciled upper middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds, equity securities, and other instruments.

By “upper middle-market companies,” we mean companies that have annual EBITDA, which we believe is a useful proxy for cash flow, of greater than $75 million, although we may invest in smaller companies on occasion. We invest in first-lien debt, second-lien debt, mezzanine and unsecured debt and equity and other investments. Our first-lien debt may include stand-alone first-lien loans; “last out” first-lien loans, which are loans that have a secondary priority behind super-senior “first out” first-lien loans; “unitranche” loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position; and secured corporate bonds with similar features to these categories of first-lien loans. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt.

We will seek to create a portfolio that includes primarily senior secured by primarily investing approximately $200 million to $500 million of capital, on average, in the securities of upper middle-market companies.

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

We intend to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act. Pursuant to the 1940 Act, we are required to have an asset coverage of at least 150% (i.e., the amount of debt may not exceed two-thirds of the value of our assets). We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by us.

Structure of Investments

We will seek to generate current income and long-term capital appreciation primarily by investing in U.S.-domiciled upper middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds, equity securities, and other instruments.

Debt Investments

The terms of our debt investments are tailored to the facts and circumstances of each transaction and prospective portfolio company. We negotiate the structure of each investment to protect our rights and manage our risk while providing funding to help the portfolio company achieve its business plan. We invest in the following types of debt:

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First-lien debt. First-lien debt is typically senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a first-priority security interest in assets of the issuer. The security interest ranks above the security interest of any second-lien lenders in those assets. Our first-lien debt may include stand-alone first-lien loans, “last out” first-lien loans, “unitranche” loans and secured corporate bonds with similar features to these categories of first-lien loans.

•

Stand-alone first-lien loans. Stand-alone first-lien loans are traditional first-lien loans. All lenders in the facility have equal rights to the collateral that is subject to the first-priority security interest.

•

“Last out” first-lien loans. “Last out” first-lien loans have a secondary priority behind super-senior “first out” first-lien loans in the collateral securing the loans in certain circumstances. The arrangements for a “last out” first-lien loan are set forth in an “agreement among lenders,” which provides lenders with “first out” and “last out” payment streams based on a single lien on the collateral. Since the “first out” lenders generally have priority over the “last out” lenders for receiving payment under certain specified events of default, or upon the occurrence of other triggering events under intercreditor agreements or agreements among lenders, the “last out” lenders bear a greater risk and, in exchange, receive a higher effective interest rate, through arrangements among the lenders, than the “first out” lenders or lenders in stand-alone first-lien loans. Agreements among lenders also typically provide greater voting rights to the “last out” lenders than the intercreditor agreements to which second-lien lenders often are subject.

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“Unitranche” loans. Unitranche loans combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position. In many cases, we may provide the borrower most, if not all, of the capital structure above the equity. The primary advantages to the borrower are the ability to negotiate the entire debt financing with one lender and the elimination of intercreditor issues.

•

Second-lien debt. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt. Second-lien debt typically is senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a security interest over assets of the issuer, though ranking junior to first-lien debt secured by those assets. First-lien lenders and second-lien lenders typically have separate liens on the collateral, and an intercreditor agreement provides the first-lien lenders with priority over the second-lien lenders’ liens on the collateral.

•

“Mezzanine” and “Unsecured” debt. Structurally, mezzanine debt usually ranks subordinate in priority of payment to first-lien and second-lien debt and may not have the benefit of financial covenants common in first-lien and second-lien debt. Unsecured debt may rank junior as it relates to proceeds in certain liquidations where it does not have the benefit of a lien in specific collateral held by creditors (typically first lien and/or second lien) who have a perfected security interest in such collateral. However, both mezzanine and unsecured debt ranks senior to common and preferred equity in an issuer’s capital structure. Mezzanine and unsecured debt investments generally offer lenders fixed returns in the form of interest payments and mezzanine debt will often provide lenders an opportunity to participate in the capital appreciation, if any, of an issuer through an equity interest. This equity interest typically takes the form of an equity co-investment or warrants. Due to its higher risk profile and often less restrictive covenants compared to senior secured loans, mezzanine and unsecured debt generally bears a higher stated interest rate than first-lien and second-lien debt.

Our debt investments are typically structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target. We seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk; and

•

negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such restrictions may include affirmative covenants (including reporting requirements), negative covenants (including financial covenants), lien protection, change of control provisions and board rights, including either observation or rights to a seat on the board under some circumstances.

Among the types of first-lien debt in which we invest, we generally are able to obtain higher effective interest rates on our “last out” first-lien loans than on other types of first-lien loans, since our “last-out” first-lien loans generally are more junior in the capital structure. Within our portfolio, we aim to maintain the appropriate proportion among the various types of first-lien loans, as well as second-lien debt and mezzanine debt, which allows us to achieve our target returns while maintaining our targeted amount of credit risk.

Equity and Other Investments

Our loans may include an equity interest in the issuer, such as a warrant or profit participation right. In certain instances, we also will make equity investments, although those situations are generally limited to those cases where we are also making an investment in a more senior part of the capital structure of the issuer. In addition, there may be instances where we invest in liquid securities of a company.

Competitive Strengths and Core Competencies

Leading platform and access to proprietary deal flow. We expect the substantial majority of our investments will not be intermediated and will be originated without the assistance of investment banks or other traditional Wall Street sources. Sixth Street has a dedicated team of 33 investment professionals responsible for originating, underwriting, executing and managing the assets of Sixth Street’s direct lending transactions. This team is responsible for sourcing and executing opportunities directly, while leveraging the resources and expertise of the Sixth Street platform.

In addition to executing direct calling campaigns on companies based on the Adviser’s sector and macroeconomic views, our Investment Team also maintains direct contact with financial sponsors, banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors and other potential sources of lending opportunities. By sourcing through multiple channels, we believe we are able to generate investment opportunities that have more attractive risk-adjusted return characteristics than by relying solely on origination flow from investment banks or other intermediaries.

In addition, our Adviser will draw upon the resources of Sixth Street in underwriting transactions, performing due diligence, managing assets and optimizing our operations as a public company. Access to Sixth Street resources complements our Adviser’s view of markets and provides insight into important cyclical patterns.

Disciplined investment and underwriting process. Through our Adviser, we will seek to achieve the highest risk-adjusted returns available as opposed to the highest absolute return available. Our investment approach will seek to combine a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their assets, management and prospects. We believe four factors will distinguish our investment approach:

•	Flexibility. Our broad upper middle-market focus and our Adviser’s integrated position within Sixth Street will allow us to determine current market opportunities and identify relative value.

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Risk pricing. The risk profile of our portfolio evolves across credit cycles as credit tightens and loosens. During periods when risk premiums are tight and pricing alone may not reflect the possibility for volatility, we typically focus on investing at a senior position in deals that permit us to control duration (that is, price sensitivity as a function of time and changes in interest rates, expressed as a number of years). Conversely, during periods when risk premiums are wide, we will seek to capture an incremental risk premium by offering more junior instruments that have higher rates and longer durations.

•	Disciplined four-tiered investment framework. Through our Adviser, we will perform detailed company-specific analysis focusing on a four-tiered investment framework:

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Business and sector selection. We will focus on companies with enterprise values above $750 million. When reviewing potential investments, we will seek to invest in businesses with high marginal cash flow, recurring revenue streams and where we believe credit quality will improve over time. We will look for portfolio companies that we think have a sustainable competitive advantage in growing industries or distressed situations. We will also seek companies where our investment will have a low loan-to-value ratio. We currently do not limit our focus to any specific industry and we may invest in larger or smaller companies.

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Investment structuring. We will focus on investing at the top of the capital structure and protecting that position. We intend to carefully diligence and structure investments to include strong investor covenants. As a result, we structure investments with a view to creating opportunities for early intervention in the event of non-performance or stress. In addition, we will seek to retain effective voting control in investments over the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We will also aim for our loans to mature on a medium term, between two to six years after origination.

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Deal dynamics. We will focus on, among other deal dynamics, direct origination of investments, where we identify and lead the investment transaction. We seek transactions that are too small for the traditional high yield market. We look to invest in companies that value our commitment and ability to originate an investment that meets their goals and fits within their existing capital structure.

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Risk mitigation. We will seek to mitigate non-credit-related risk on our returns in several ways, including call protection provisions to protect future payment income. In addition, most of our investments are floating rate in nature, which we believe helps act as a portfolio-wide hedge against inflation.

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Robust and active investment management. Our Adviser will rigorously monitor the credit profile of portfolio investments, with the aim of proactively identifying sector and operational issues and carefully managing risks. The information gathered on market trends through this process also informs our underwriting for new loans.

Our Adviser and Sixth Street tailor investments rather than focusing only on driving investment volume. For example, SLX has closed approximately 1.9% of approximately 10,750 investment opportunities its Investment Team reviewed since inception.

Carefully constructed portfolio, expect to consist of predominantly senior, floating rate loans across a broad range of industries and borrowers. We believe that we are well-suited to construct a portfolio of predominantly senior, floating rate loans across a broad range of industries and borrowers. We believe that such a portfolio will allow us to generate meaningful investment income, and consequently dividend income, for our shareholders.

Experienced management team. The Adviser has a highly experienced management team consisting of seven Sixth Street Partners and eight Sixth Street Managing Directors, with deep experience identifying and executing transactions across a broad range of industries and types of financings. Over their careers, our team has developed unique relationships and access to proprietary sourcing and servicing channels. The team includes the founder of the Goldman Sachs Specialty Lending Group, Alan Waxman, who managed the group from its inception in 2003 through 2009, and other senior members, such as Joshua Easterly, who was Co-head from 2006 through 2010. The team also includes Michael Fishman, who, as National Director of Loan Originations at Wells Fargo Capital Finance, oversaw primary and secondary lending, loan distribution and syndications, strategic transactions and new lending products from 2000 to 2011, and Bo Stanley, who brings expertise in the software, payment systems, data infrastructure and business services sectors. Our Adviser’s senior team also has experience managing our other BDC, Sixth Street Specialty Lending, Inc., since it began investment activities in July 2011. We believe that the broad knowledge of this group from investing across asset classes through numerous credit cycles provides us with sound decision-making and invaluable insights into the investment process.

Aligned investment professionals. We believe our investment professionals are aligned with our investment objective. The compensation structure for our investment professionals is based on our returns, as opposed to transaction volume, which we believe fosters a focus on credit quality when originating investments.

Investment Criteria/Guidelines

Investment Decision Process

Our investment approach involves, among other things:

•	an assessment of the markets, overall macroeconomic environment and how the assessment may impact industry and investment selection;

•	substantial company-specific research and analysis; and

•	with respect to each individual company, an emphasis on capital preservation, low volatility and management of downside risk.

The foundation of our investment philosophy incorporates intensive analysis, a management discipline based on both market technicals and fundamental value-oriented research, and consideration of diversification within our portfolio. We follow a rigorous investment process based on:

•	a comprehensive analysis of issuer creditworthiness, including a quantitative and qualitative assessment of the issuer’s business;

•	an evaluation of management and its economic incentives;

•	an analysis of business strategy and industry trends; and

•	an in-depth examination of a prospective portfolio company’s capital structure, financial results and projections.

We seek to identify those companies exhibiting superior fundamental risk-reward profiles and strong defensible business franchises, while focusing on the absolute and relative value of the investment.

Investment Process Overview

Origination and Sourcing

We expect that the substantial majority of our investments will not be intermediated and will be originated without the assistance of investment banks or other traditional Wall Street sources. In addition to executing direct calling campaigns on companies based on the Adviser’s sector and macroeconomic views, our Investment Team also maintains direct contact with financial sponsors, banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors and other potential sources of investment opportunities. The substantial majority of our deals are informed by our Adviser’s current sector views and are sourced directly by our Adviser through its network of contacts. We also identify opportunities through our Adviser’s relationships with Sixth Street.

Due Diligence Process

The process through which an investment decision is made involves extensive research into the company, its industry, its growth prospects and its ability to withstand adverse conditions. If the investment team responsible for the transaction determines that an investment opportunity should be pursued, we will engage in an intensive due diligence process. Though each transaction will involve a somewhat different approach, our diligence of each opportunity may include:

•	understanding the purpose of the capital requirement, the key personnel and variables, as well as the sources and uses of the proceeds;

•	meeting the company’s management, including top and middle-level executives, to get an insider’s view of the business, and to probe for potential weaknesses in business prospects;

•	checking management’s backgrounds and references;

•	performing a detailed review of historical financial performance, including performance through various economic cycles, and the quality of earnings;

•	contacting customers and vendors to assess both business prospects and standard practices;

•	conducting a competitive analysis, and comparing the company to its main competitors on an operating, financial, market share and valuation basis;

•	researching the industry for historic growth trends and future prospects as well as to identify future exit alternatives;

•	assessing asset value and the ability of physical infrastructure and information systems to handle anticipated growth;

•	leveraging Sixth Street internal resources with institutional knowledge of the company’s business; and

•	investigating legal and regulatory risks and financial and accounting systems and practices.

Selective Investment Process

After an investment has been identified and preliminary diligence has been completed, a credit research and analysis report is prepared. This report is reviewed by senior investment professionals. If these senior and other investment professionals are supportive of pursuing the potential investment, then a more extensive due diligence process is employed. Additional due diligence with respect to any investment may be conducted on our behalf by attorneys, independent accountants, and other third-party consultants and research firms prior to the closing of the investment, as appropriate, on a case-by-case basis.

Issuance of Formal Commitment

Approval of an investment requires the approval of the Investment Review Committee. Once we have determined that a prospective portfolio company is suitable for investment, we work with the management or sponsor of that company and its other capital providers, including senior, junior and equity capital providers, if any, to finalize the structure and terms of the investment.

Portfolio Monitoring

The Adviser monitors our portfolio companies on an ongoing basis. The Adviser monitors the financial trends of each portfolio company to determine if it is meeting its business plans and to assess the appropriate course of action for each company.

The Adviser has a number of methods of evaluating and monitoring the performance of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the industry;

•	attendance at, and participation in, board meetings; and

•	review of monthly and quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, the Adviser regularly assesses the risk profile of each of our investments and, on a quarterly basis, grades each investment on a risk scale of 1 to 5. Risk assessment is not standardized in our industry and our risk assessment may not be comparable to ones used by our competitors. Our assessment is based on the following categories:

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An investment is rated 1 if, in the opinion of the Adviser, it is performing as agreed and there are no concerns about the portfolio company’s performance or ability to meet covenant requirements. For these investments, the Adviser generally prepares monthly reports on investment performance and intensive quarterly asset reviews.

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An investment is rated 2 if it is performing as agreed, but, in the opinion of the Adviser, there may be concerns about the company’s operating performance or trends in the industry. For these investments, in addition to monthly reports and quarterly asset reviews, the Adviser also researches any areas of concern with the objective of early intervention with the portfolio company.

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An investment will be assigned a rating of 3 if it is paying its obligations to us as agreed but a material covenant violation is expected. For these investments, in addition to monthly reports and quarterly asset reviews, the Adviser also adds the investment to its “watch list” and researches any areas of concern with the objective of early intervention with the portfolio company.

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An investment will be assigned a rating of 4 if a material covenant has been violated, but the company is making its scheduled payments on its obligations to us. For these investments, the Adviser generally prepares a bi-monthly asset review email and generally has monthly meetings with the portfolio company’s senior management. For investments where there have been material defaults, including bankruptcy filings, failures to achieve financial performance requirements or failure to maintain liquidity or loan-to-value requirements, the Adviser often will take immediate action to protect its position. These remedies may include negotiating for additional collateral, modifying investment terms or structure, or payment of amendment and waiver fees.

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A rating of 5 indicates an investment is in default on its interest and/or principal payments. For these investments, our Adviser reviews the investment on a bi-monthly basis and, where possible, pursues workouts that achieve an early resolution to avoid further deterioration of our investment. The Adviser retains legal counsel and takes actions to preserve our rights, which may include working with the portfolio company to have the default cured, to have the investment restructured or to have the investment repaid through a consensual workout.

Investment Review Committee

The Adviser manages our portfolio under the general oversight of the Investment Review Committee. The Investment Review Committee includes certain individuals who are senior personnel of the Adviser and Sixth Street, as well as certain other persons appointed by the Adviser from time to time. Our Investment Team and the Investment Review Committee are supported by and have access to the investment professionals, analytical capabilities and support personnel of Sixth Street.

Significant Managerial Assistance

As a BDC, we will offer, and must make available upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may also receive fees for these services. Our Adviser will provide, or arrange for the provision of, such managerial assistance on our behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on our behalf by our Adviser in accordance with our Advisory Agreement.

Operating and Regulatory Structure

We will elect to be treated as a BDC under the 1940 Act. As a BDC, we will generally be prohibited from acquiring assets other than Qualifying Assets (as defined herein), unless, after giving effect to any acquisition, at least 70.0% of our total assets are Qualifying Assets. Qualifying Assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market), and (3) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.

We also expect to be treated as a RIC under Subchapter M of the Code, and we expect to qualify as a RIC annually thereafter. A BDC that has elected to be a RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90.0% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its shareholders on a current basis. The rules applicable to our qualification as a RIC for tax purposes are complex and involve significant practical and technical issues. If we do not qualify as a RIC for U.S. federal income tax purposes or are unable to maintain our qualification for any reason, then we would become subject to regular corporate income tax, which would have a material adverse effect on the amount of after-tax income available for distribution to our shareholders. See “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

We intend to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay an applicable U.S. federal excise tax.

We do not currently have any employees. Our day-to-day investment operations are managed by the Adviser, and our Administrator provides services necessary to conduct our business. We pay no compensation directly to any interested director or executive officer of the Fund. The Adviser and Administrator may be reimbursed for certain expenses they incur on our behalf. In addition, pursuant to the Administration Agreement, we pay the Administrator the allocable portion of overhead and other expenses it incurs in performing its obligations.

The Private Offering

We intend to offer and sell our Common Shares in a private placement (the “Private Offering”) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire shares of our Common Shares in our private placement are required to complete, execute and deliver a subscription agreement (a “Subscription Agreement”), and related documentation, which include customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors could be required to provide due diligence information for compliance with certain legal requirements. We could, from time to time, engage placement or distribution agents and incur placement or distribution fees or sales commissions in connection with the private placement of our Common Shares in certain jurisdictions outside the United States. The cost of any such placement or distribution fees could be borne directly or indirectly by an investor or by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Common Shares after such costs would be less than the net asset value per share of our Common Shares.

The initial closing (the “Initial Closing”) will occur as soon as reasonably practicable. Subsequent closings (each, a “Closing”) may occur at the beginning of any calendar quarter (or such other times as may be determined by the Adviser in its discretion) until (and including) the 12-month anniversary date of the Initial Closing, which may be extended for an additional six months by the Adviser (the “Final Closing Date”).

Pursuant to Subscription Agreements, investors make commitments to purchase Shares (“Capital Commitments”). The Subscription Agreements provide that investors are required to fund capital contributions to purchase Shares (a “Drawdown Purchase”), each time we deliver a drawdown notice, which we deliver at least 10 calendar days prior to the date on which contributions will be due.    Drawdown Purchases will generally be made pro rata, in accordance with unfunded Capital Commitments of all investors. However, the Subscription Agreements provide that we retain the right at our discretion to call Drawdown Purchases on a non-pro rata basis so that the assets of the Fund will not be considered “plan assets” under ERISA or the Plan Asset Regulations (each as defined below), or as otherwise necessary or desirable in order to comply with ERISA or any other applicable legal, regulatory, tax or similar regimes. Each Drawdown Purchase is made at a price per Share equal to our most recent quarterly net asset value per Share as determined by our Board, provided that the purchase price is subject to adjustment to the extent required by Section 23 of the 1940 Act (which generally prohibits us from selling Shares at a price below the then-current net asset value per Share as determined within 48 hours, excluding Sundays and holidays, of such sale, subject to certain exceptions). No investor in our private placement will be required to invest more than the total amount of its Capital Commitment.

In the event that the Fund enters into a Subscription Agreement with one or more investors after the initial Drawdown Purchase in which the proceeds are used to make investments (the “Effective Date”), each such investor will be required to make a purchase of Common Shares (a “Catch-up Purchase”) on a date to be determined by the Fund that occurs no later than the next succeeding Drawdown Purchase date (the “Catch-up Date”). The aggregate purchase price of the Catch-up Purchase will be equal to an amount necessary to ensure that, upon payment of the aggregate purchase price, such investor will have contributed the same percentage of its Capital Commitment to the Fund as all investors whose subscriptions were accepted at previous closings. Catch-up Purchases will be made at a per-share price equal to the net asset value per common share (adjusted to appropriately reflect revenues and expenses accrued as of the Catch-up Date and such investor’s pro rata portion of the Fund’s initial organizational expenses) as of the close of the last quarter preceding the date of the Catch-up Purchase; provided that the purchase price is subject to adjustment to the extent required by Section 23 of the 1940 Act (which generally prohibits us from selling our Common Shares at a price below the then-current net asset value per common share as determined within 48 hours, excluding Sundays and holidays, of such sale, subject to certain exceptions).

At the earlier of (i) an Exchange Listing (defined below) and (ii) five years following the Effective Date (the “Commitment Period”), investors will be released from any further obligation to purchase additional Common Shares, except to the extent necessary to (a) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions (1) for which the Adviser has allocated to the Fund, (2) to which the Adviser has committed the Fund to proceed as of the end of the Commitment Period (including investments that are funded in phases), and (3) with deferred purchase price payments, contingent purchase price payments, milestone payments or other phased payments or payments for other staged funding obligations or similar arrangements, (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total commitments and/or (d) fund obligations under any Fund guarantee. Additionally, it is the intent of the Fund that, in the event of an Exchange Listing, shareholders would be subject to lock-up restrictions pursuant to which they would be prohibited from selling Common Shares for a certain period of time after the date of such Exchange Listing. Pursuant to the Subscription Agreement, to effectuate these lock-up restrictions, prospective shareholders will provide the Adviser with a power of attorney authorizing it to execute any such lock-up documentation on their behalf, as applicable.

An “Exchange Listing” is a quotation or listing of the Fund’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of our assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s shareholders receive shares of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.

While the Fund expects each Subscription Agreement to reflect the terms and conditions summarized above, the Fund reserves the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No investor in the Private Offering will be permitted to make an investment in the Fund on economic terms and conditions that are more favorable than the economic terms and conditions contained in the Subscription Agreements entered into with all other investors.

Distributions and Capital Recycling

The Fund generally intends to distribute substantially all of its available earnings annually by paying distributions on a quarterly basis, as determined by the Board in its discretion.

The Fund generally retains and reinvests investment proceeds from its portfolio, such as proceeds from the disposition of an investment or the repayment of a loan by a portfolio company. However, following the six-year anniversary of the Effective Date and if no Exchange Listing has occurred, the Fund will cease retaining or reinvesting such proceeds, and will instead distribute the proceeds to shareholders; provided that the Adviser is permitted to retain such proceeds in order to satisfy any expenses of the Fund (or related reserves). For the avoidance of doubt, in the event of an Exchange Listing, the Fund will be under no obligation to cease retaining or reinvesting investment proceeds.

Sixth Street Commitments

The aggregate Sixth Street Commitments will be at least 1.5% of aggregate Capital Commitments to the Fund (excluding Sixth Street Commitments) as of the Final Closing Date. The Sixth Street Commitments may be made directly to the Fund or through one or more feeder, parallel, or subsidiary vehicles that invest into or alongside the Fund.

For these purposes, “Sixth Street Commitments” means Capital Commitments of the Adviser, associated persons, other affiliates and “friends and family” of Sixth Street, and any direct or indirect investors in the Adviser.

Term

Prior to any Exchange Listing of the Common Shares that may occur, if our Board determines that there has been a significant adverse change in the regulatory or tax treatment of the Fund or its shareholders that in its judgment makes it inadvisable for the Fund to continue in its present form, then our Board will endeavor to restructure or change the form of the company to preserve (insofar as possible) the overall benefits previously enjoyed by shareholders as a whole or, if our Board determines it appropriate (and subject to any necessary shareholder approvals and applicable requirements of the 1940 Act), (i) cause the Fund to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Fund. For example, upon consummation of the Exchange Listing, the Board is able to cause the Fund to reorganize as a Maryland corporation.

If the Fund has not consummated an Exchange Listing within the 10-year anniversary of the Effective Date, subject to up to two one-year extensions if requested by the Adviser and approved by a majority of our Board, including a majority of our Independent Trustees, then our Board (subject to any necessary shareholder approvals and applicable requirements of the 1940 Act) will, within a reasonable period of time, wind down and/or liquidate and dissolve the Fund.

Competition

We will compete for investments with a number of capital providers, including BDCs, other investment funds (including private debt and equity funds and venture capital funds), special purpose acquisition company sponsors, investment banks with underwriting activities, hedge funds that invest in private investments in public equities, traditional financial services companies such as commercial banks, and other sources of financing, including the broadly syndicated loan market and high yield capital market. Many of these capital providers have greater financial and managerial resources than we do. In addition, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC. For additional information concerning the competitive risks we expect to face, see “ITEM 1A. RISK FACTORS—Risks Related to Our Business and Structure—We operate in a highly competitive market for investment opportunities.”

Allocation of Investment Opportunities

Sixth Street has applied for an amended exemptive order from the SEC that would allow the Fund to co-invest alongside Sixth Street affiliates, and would permit the Fund greater flexibility to negotiate the terms of co-investments if its Board determines that it would be advantageous for it to do so. Such amended exemptive order is intended to modify the existing exemptive relief order, which permits co-investment by Sixth Street Specialty Lending, Inc. (“SLX”) (but not the Fund) alongside Affiliated Funds in certain circumstances. We believe that co-investment by us and accounts sponsored or managed by the Adviser and its affiliates may afford us additional investment opportunities and the ability to achieve greater diversification.

Under the terms of the exemptive relief being sought, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Trustees is required to make certain conclusions in connection with a proposed co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching in respect of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Fund’s shareholders and the Fund’s then-current objectives and strategies.

We may also co-invest alongside Sixth Street affiliates pursuant to other regulations and interpretations of the 1940 Act, for example if the only terms negotiated as to the investment is price. Subject to the terms of the amended relief, or, as applicable, other 1940 Act restrictions on co-investments with affiliates, the Adviser will offer us the right to participate in all investment opportunities that it determines meet certain “Board Established Criteria” under the terms of the amended exemptive order and that are appropriate for us in view of our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with the Sixth Street’s code of ethics and allocation policies and procedures, we will not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by Sixth Street. Our Board has approved and will regularly review these allocation policies and procedures.

The Adviser and its affiliates have other clients with similar or competing investment objectives, including SLX and other private funds, managed accounts and similar investment vehicles sponsored or managed by Sixth Street or its affiliates (“Affiliated Funds”), that are pursuing an investment strategy similar to ours. Sixth Street has obligations to such Affiliated Funds and certain Affiliated Funds have investment objectives that overlap with those of the Fund.

To the extent the Fund competes with one or more Affiliated Funds for a particular investment opportunity, Sixth Street will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) Sixth Street’s internal conflict of interest and allocation policies and procedures, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates, as modified by no-action relief granted by the SEC as well as the amended exemptive relief from the SEC that if granted will permit us flexibility to negotiate the terms of co-investments, in each case in compliance with the terms and conditions of such no-action or amended exemptive relief. Sixth Street’s allocation policies are intended to ensure that, over time, the Fund generally shares equitably in investment opportunities with other Affiliated Funds, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts.

The Adviser and its affiliates seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other Affiliated Funds. When we invest alongside such Affiliated Funds, such investments will be made consistent with the allocation policies and procedures. Sixth Street will determine separately the amount of any proposed investment to be made by us and eligible Affiliated Funds. If sufficient securities or loan amounts are available to satisfy our and each such Affiliated Fund’s proposed investment, the opportunity will be allocated in accordance with the Adviser’s pre-transaction determination. Where there is an insufficient amount of an investment opportunity to fully satisfy demand by the Fund and other Affiliated Funds, the allocation policy further provides that allocations among us and other accounts will generally be made pro rata based on the Fund’s and each Affiliated Fund’s initial pre-transaction demand. To the extent we do not have available capital and are at or near our targeted leverage ratio, we could receive smaller allocations, if any, on new investment opportunities under Sixth Street’s allocation policy. In situations in which co-investment with other entities sponsored or managed by the Adviser or its affiliates is not permitted or appropriate, such as when, in the absence of exemptive relief described above, we and such other entities would be making different investments in the same issuer, Sixth Street will need to decide whether we or such other entity or entities will proceed with the investment. Sixth Street will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time, including, for example, through random or rotational methods.

If the amended co-investment order is granted or as otherwise permitted under the 1940 Act, we expect to co-invest on a concurrent basis with other affiliates of the Adviser, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation policies and procedures.

As of the date hereof, the Adviser has not received the amended exemptive order described above. Accordingly, the Fund will be limited in its ability to co-invest alongside other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or separate account for which, in each case, the Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor, or in a similar capacity (collectively, including the Fund, “Sixth Street Clients”). It is anticipated that there will frequently be investment opportunities that Sixth Street becomes aware of that will be appropriate for and of interest to the Fund and one or more Sixth Street Clients, and that these opportunities will be limited in amount, such that demand for a given opportunity among the Fund and other Sixth Street Clients will exceed the amount of the opportunity available for investment. In these circumstances, investment opportunities will be allocated among the Fund and other Sixth Street Clients in accordance with Sixth Street’s Allocation Policies and Procedures, in a manner that that Sixth Street and its affiliates reasonably determine in good faith to be appropriate and which allocates such opportunities in a manner that over time is fair and equitable. However, until the Adviser obtains the amended exemptive order, individual investment opportunities will be allocated solely to either the Fund on the one hand, or solely to one or more other Sixth Street Clients on the other hand including in circumstances where an investment opportunity would otherwise have also been suitable (in whole or in part) for the Fund.

Management and Other Agreements

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement attached as an exhibit to this Registration Statement.

We entered into the Advisory Agreement with our Adviser. Under the Advisory Agreement, the Adviser:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing those changes;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	determines the assets we will originate, purchase, retain or sell;

•	closes, monitors and administers the investments we make, including the exercise of any rights in our capacity as a lender or equity holder; and

•

provides us other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds, including providing operating and managerial assistance to us and our portfolio companies, as required.

The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to us are not impaired.

Under the terms of the Advisory Agreement, we pay the Adviser the Management Fee and may also pay certain Incentive Fees.

Base Management Fee

The Management Fee will be calculated at an annual rate of 1.25% of the Fund’s gross assets. For services rendered under the Advisory Agreement, the Management Fee will be payable quarterly in arrears. The Management Fee will be calculated based on the average value of the Fund’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any Share issuances or repurchases during the current calendar quarter. Management Fees for any partial month or quarter will be appropriately prorated.

For these purposes, “gross assets” means the Fund’s total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding undrawn commitments but including assets purchased with borrowed amounts. For the first calendar quarter in which the Fund has operations, gross assets will be measured as the average of gross assets at the Drawdown Purchase date and at the end of such first calendar quarter.

Fee Waiver Prior to Exchange Listing

Prior to any Exchange Listing that may occur, the Adviser will waive its right to receive management fees in excess of the sum of 1.00% of the Fund’s average aggregate drawn capital (including capital drawn to pay Fund expenses) as of the end of the two most recently completed calendar quarters, appropriately adjusted for any Common Share issuances or repurchases during the current calendar quarter. The fee waiver will terminate if and when the Fund consummates an Exchange Listing.

Incentive Fee

The Incentive Fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

The Incentive Fee consists of two parts, as follows:

(i) Incentive Fee on Pre-Incentive Fee Net Investment Income

Prior to an Exchange Listing, the first component, payable at the end of each quarter in arrears, equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate,” the calculation of which is further explained below, until the Adviser has received 12.5% of the total pre-Incentive Fee net investment income for that quarter and for pre-Incentive fee net investment income in excess of 1.71% (6.86% annualized) quarterly, 12.5% of all remaining pre-Incentive Fee net investment income for that quarter. The 100% “catch-up” provision for pre-Incentive Fee net investment income in excess of the 1.5% “hurdle rate” (6.0% annualized) is intended to provide the Adviser with an Incentive Fee of 12.5% on all pre-Incentive Fee net investment income when that amount equals 1.71% in a quarter (6.86% annualized), which is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, 12.5% of any pre-Incentive Fee net investment income in excess of 1.71% in any quarter is payable to the Adviser.

Following an Exchange Listing, the first component, payable at the end of each quarter in arrears, equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate” until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that quarter and for pre-Incentive fee net investment income in excess of 1.82% (7.27% annualized) quarterly, 17.5% of all remaining pre-Incentive Fee net investment income for that quarter. The 100% “catch-up” provision for pre-Incentive Fee net investment income in excess of the 1.5% “hurdle rate” (6.0% annualized) is intended to provide the Adviser with an Incentive Fee of 17.5% on all pre-Incentive fee net investment income when that amount equals 1.82% in a quarter (7.27% annualized), which is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, 17.5% of any pre-Incentive Fee net investment income in excess of 1.82% in any quarter is payable to the Adviser.

Pre-Incentive Fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by us during the calendar quarter, minus our operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that we may not have received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

To determine whether pre-Incentive Fee net investment income exceeds the hurdle rate, prior to the Exchange Listing, the pre-Incentive Fee net investment income was expressed as a rate of return on an average daily hurdle calculation value. The average daily hurdle calculation value, on any given day, equaled:

•	our net assets as of the end of the calendar quarter immediately preceding the day; plus

•	the aggregate amount of capital drawn from investors (or reinvested pursuant to our dividend reinvestment plan) from the beginning of the current quarter to the day; minus

•

the aggregate amount of distributions (including Share repurchases) made by us from the beginning of the current quarter to the day (but only to the extent the distributions were not declared and accounted for on our books and records in a previous quarter).

Following an Exchange Listing, for purposes of determining whether pre-Incentive Fee net investment income exceeds the hurdle rate, pre-Incentive Fee net investment income will be expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter.

(i) Incentive Fee on Capital Gains

The second component, payable at the end of each fiscal year in arrears, prior to the end of the quarter in which an Exchange Listing is completed equals 12.5%, and following the completion of an Exchange Listing, will equal a weighted percentage of cumulative realized capital gains from our inception to the end of that fiscal year, less cumulative realized capital losses and unrealized capital depreciation. We refer to this component of the Incentive Fee as the Capital Gains Fee. Each year, the fee paid for this component of the Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Fee for prior periods. For capital gains that accrue following the end of the quarter in which an Exchange Listing is completed, the Incentive Fee rate will be 17.5%. The weighted percentage is intended to ensure that for each fiscal year following the completion of an Exchange Listing, the portion of our realized capital gains that accrued prior to the end of the quarter in which this Exchange Listing is completed will be subject to an Incentive Fee rate of 12.5% and the portion of our realized capital gains that accrued following the end of the quarter in which an Exchange Listing is completed will be subject to an Incentive Fee rate of 17.5%. Although unrealized gains that occur after the quarter in which an Exchange Listing occurs will lead to a higher fee accruing for such future unrealized gains than would have accrued prior to the Exchange Listing, at the date of an Exchange Listing, no additional amounts will accrue because the increase in the Incentive Fee rate to 17.5% does not apply to any unrealized gains accrued on our books through the date of an Exchange Listing. We accrue, but do not pay, a Capital Gains Fee with respect to unrealized appreciation because a Capital Gains Fee would be owed to the Adviser if we were to sell the relevant investments and realize a capital gain. The increase in fee rate will also cause a reduction in net asset value in the periods after the quarter in which an Exchange Listing occurs for the same reason.

Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the Incentive Fee, it is possible that we may pay an Incentive Fee in a quarter in which we incur a loss. For example, if we receive pre-Incentive Fee net investment income in excess of the quarterly minimum hurdle rate, we will pay the applicable Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. In addition, because the quarterly minimum hurdle rate is calculated based on our net assets, decreases in our net assets due to realized or unrealized capital losses in any given quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of us paying an Incentive Fee for that quarter. Our net investment income used to calculate this component of the Incentive Fee is also included in the amount of our gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

We accrue the Incentive Fee taking into account unrealized gains and losses; however, Section 205(b)(3) of the Advisers Act, as amended, prohibits the Adviser from receiving the payment of fees until those gains are realized, if ever. The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated.

We entered into an Administration Agreement with our Adviser. Under the terms of the Administration Agreement, the Adviser provides administrative services to us. These services include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. Certain of these services are reimbursable to the Adviser under the terms of the Administration Agreement. See “—Payment of our Expenses” below. In addition, the Adviser is permitted to delegate its duties under the Administration Agreement to affiliates or third parties and we pay or reimburse the Adviser expenses incurred by any such affiliates or third parties for work done on our behalf.

No person who is an officer, director or employee of the Adviser or its affiliates and who serves as our trustee receives any compensation from us for his or her services as a trustee. However, we reimburse the Adviser or its affiliates for the allocable portion of the costs of compensation, benefits, and related administrative expenses of our officers who provide operational and administrative services to us pursuant to the Administration Agreement, their respective staffs and other professionals who provide services to us (including, in each case, employees of the Adviser or an affiliate). Such reimbursable amounts include the allocable portion of the compensation paid by the Adviser or its affiliates to our Chief Financial Officer, Chief Compliance Officer, and other professionals who provide operational and administrative services to us pursuant to the Administration Agreement, including individuals who provide “back office” or “middle office” financial, operational, legal and/or compliance services to us. We reimburse the Adviser or its affiliates for the allocable portion of the compensation paid by the Adviser or its affiliates to such individuals based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs and in acting on behalf of us. We may also reimburse the Adviser or its affiliates for the allocable portion of overhead expenses (including rent, office equipment and utilities) attributable thereto. Directors/Trustees who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

The Adviser does not assume any responsibility to us other than to render the services described in, and on the terms of the Investment Advisory Agreement and the Administration Agreement, and is not responsible for any action of our Board in declining to follow the advice or recommendations of the Adviser. Under the terms of the Advisory Agreement and the Administration Agreement, the Adviser (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement, the Administration Agreement or otherwise as an investment adviser of ours (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). We shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member, manager, officer, employee, agent, controlling person of the Adviser or any other person or entity affiliated with the Adviser, or is or was a member of the Adviser’s Investment Review Committee, on the same general terms set forth in Article V of the Declaration of Trust.

United States federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Advisory Agreement will constitute a waiver or limitation of any rights that we may have under any applicable federal or state securities laws.

We also have a license agreement with an affiliate of Sixth Street, pursuant to which we have been granted a non-exclusive license to use the Sixth Street name and logo, for a nominal fee, for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Sixth Street” name or logo.

Payment of Our Expenses

The costs associated with our Investment Team and staff of the Adviser, when and to the extent engaged in providing us investment advisory and management services, are paid for by the Adviser, other than to the extent described below and more specifically provided for in the Advisory Agreement.

The Fund bears all other fees, costs and expenses of our activities, operations, administration and transactions, including but not limited to those relating to:

•

organizational and offering expenses related to the Fund’s initial private offering of Common Shares (up to an aggregate of 0.10% of total capital commitments to the Fund, it being understood and agreed that the Adviser shall bear all such organizational and offering expenses related to the Fund’s initial private offering of Common Shares in excess of such amount);

•	calculating individual asset values and our net asset value (including the cost and expenses of any independent valuation firms);

•

fees and expenses, including travel expenses, incurred by the Adviser, or members of our Investment Team, or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Fund’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments

•

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Fund), as well as the information technology systems used to obtain such research and other information;

•	the costs of any public offerings of our Common Shares and other securities, including registration and listing fees;

•	the Management Fee and any Incentive Fee;

•	certain costs and expenses relating to distributions paid on our Common Shares;

•	administration fees payable under our Administration Agreement with the Adviser;

•	debt service and other costs of borrowings or other financing arrangements;

•	the Adviser’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, making or holding investments;

•	transfer agent and custodial fees;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	taxes and governmental fees;

•	Independent Trustee fees and expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, and the compensation of professionals responsible for the preparation of the foregoing, including the allocable portion of the compensation of our chief financial officer and chief compliance officer and their respective staffs;

•

the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	our fidelity bond;

•	trustee and officers/errors and omissions liability insurance, and any other insurance premiums;

•	indemnification payments;

•	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

•	direct costs and expenses of administration, including audit, accounting, consulting and legal costs; and

•	all other expenses reasonably incurred by us in connection with making investments and administering our business.

The Fund bears its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of its officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Fund (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Fund. The Fund reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund and in acting on behalf of the Fund).

In addition, from time to time, the Adviser pays amounts owed by us to third-party providers of goods or services. We subsequently reimburse the Adviser for those amounts paid on our behalf. We also reimburse the Adviser for the allocable portion of the compensation paid by the Adviser or its affiliates to our Chief Compliance Officer, Chief Financial Officer, and other professionals who spend time on those related activities (based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs). All of the expenses described above are ultimately borne by our shareholders.

Duration and Termination

Unless terminated earlier as described below, both the Advisory Agreement and Administration Agreement will continue in effect for a period of two years from its effective date. They will remain in effect from year to year thereafter if approved annually by our Board of Trustees or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our trustees who are not “interested persons,” as that term is defined in the 1940 Act, of us or our Adviser. Each agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser. Each agreement may be terminated by either party without penalty upon at least 60 days’ written notice to the other party. The holders of a majority of our outstanding voting securities may also terminate each agreement without penalty upon not less than 60 days’ written notice. See “Risk Factors—Risks Related to Our Business and Structure—We are dependent upon management personnel of the Adviser, Sixth Street and their affiliates for our future success.”

Indemnification

The Advisory Agreement and the Administration Agreement provide that the Adviser and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it shall not be liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under those agreements or otherwise as an investment adviser of ours (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). We will, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a member, manager, officer, employee, agent, controlling person or any other person or entity affiliated with the Adviser, including without limitation the Administrator, or is or was a member of the Adviser’s Investment Review Committee, on the same general terms set forth in our declaration of trust. Our obligation to provide indemnification and advancement of expenses is subject to the requirements of the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled), arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties and require reasonable and fair means for determining whether indemnification will be made.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the Fund’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

iv.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Fund.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and Senior Securities. The Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to the Common Shares if the Fund’s asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. On June 8, our sole initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, the Fund will be required to make provisions to prohibit any dividend distribution to shareholders or the repurchase of such securities or Common Shares unless the Fund meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Fund will also be permitted to borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

The Fund expects to employ leverage and otherwise incur indebtedness with respect to its portfolio including entry (directly or indirectly) into one or more credit facilities, including asset-based loan facilities or subscription facilities, and/or enter into other financing arrangements to facilitate investments, the timely payment of expenses and other purposes. The Fund cannot assure investors that it will be able to enter into a credit facility. Investors will indirectly bear the costs associated with the establishment of a credit facility and with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require the Fund to pledge assets and may ask the Fund to comply with positive or negative covenants that could have an effect on Fund operations. The Fund may pledge and may grant a security interest in all of its assets under the terms of any debt instruments that it enters into with lenders. In addition, from time to time, the Fund’s losses on investments may result in the liquidation of other investments held by the Fund.

Code of Ethics. We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our codes of ethics generally do not permit personal investments by our and the Adviser’s personnel in securities that may be purchased or sold by us.

Compliance Policies and Procedures. We and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act. The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the 1934 Act, our President and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the 1934 Act, our management must prepare a report regarding its assessment of our internal control over financial reporting starting with our annual report on Form 10-K for the fiscal year ending December 31, 2022 and, when we cease to be an emerging growth company (if we are also an accelerated filer or large accelerated filer), must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the 1934 Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act. We currently are, and following the completion of this offering expect to remain, an “emerging growth company,” as defined in the JOBS Act until the earliest of:

•	up to five years measured from the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more;

•	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period; and

•

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act, which would occur if the market value of the Common Shares that is held by non-affiliates exceeds $700 million as of any June 30.

Under the JOBS Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

In addition, Section 7(a)(2)(B) of the 1933 Act and Section 13(a) of the 1934 Act, as amended by Section 102(b) of the JOBS Act, provide that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

U.S. Investment Advisers Act of 1940. The Adviser is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”).

U.S. Securities Act of 1933. The offer and sale of the Common Shares will not be registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), Regulation D promulgated thereunder, Regulation S and/or exemptions of similar import in the jurisdictions in which Common Shares are offered and sold. Each purchaser must be (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) a person that qualifies as a non-U.S. person for purposes of Regulation S under the Securities Act and will be required to represent, among other customary private placement representations, that it is acquiring its Unit for its own account and for investment purposes only and not with a view to resale or distribution.

Other than the registration under the 1934 Act pursuant to the Form 10 Registration Statement, the Common Shares will not be registered under any other securities laws, including state securities or blue sky laws and non-U.S. securities laws.

The Common Shares may not be transferred or resold (i) except as permitted under the Limited Liability Company Agreement, (ii) unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available and (iii) only as permitted by any other relevant laws of any applicable jurisdiction.

Proxy Voting Policies and Procedures. We will delegate our proxy voting responsibility to our Adviser. The Proxy Voting Policies and Procedures of our Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and our Independent Trustees, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

The Adviser will vote all proxies based upon the guiding principle of seeking the maximization of the ultimate long-term economic value of our shareholders’ holdings, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. All proxy voting decisions will require a mandatory conflicts of interest review by our Chief Compliance Officer in accordance with these policies and procedures, which will include consideration of whether the Adviser or any investment professional or other person recommending how to vote the proxy has an interest in how the proxy is voted that may present a conflict of interest. It is the Adviser’s general policy to vote or give consent on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, the Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote or consent on any matter if, in the judgment of our Chief Compliance Officer or the relevant investment professional(s), the costs associated with voting such proxy outweigh the benefits to our shareholders or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of the relevant stockholder(s).

Proxy Policies. The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a Unitholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The Investment Committee and the members of the Investment Team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the Investment Committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records. You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to:    .

Anti-Money Laundering Requirements. In order to comply with applicable anti-money laundering requirements, the investor must, except as otherwise agreed by the Adviser, represent and warrant in its Subscription Agreement with the Fund that neither the investor, nor any of its affiliates or beneficial owners (i) appears on the Specially Designated Nationals and Blocked Persons List of the OFAC, nor are they otherwise a party with which the Fund is prohibited to deal under the laws of the United States, (ii) appears on the European External Action Service consolidated list of persons, groups and entities subject to EU financial sanctions maintained on behalf of the European Commission, (iii) appears on the Consolidated United Nations Security Council Sanctions List or (iv) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The investor must also represent and warrant that: (i) if the investor is a natural person, the investor is not a person who is or has been entrusted with prominent public functions, such as Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of such person and (ii) the monies used to fund the investment in the Common Shares are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country that (a) is under a U.S. embargo enforced by OFAC, (b) has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (c) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The investor must also represent and warrant that the investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. The investor must also represent and warrant that it does not know or have any reason to suspect that (i) the monies used to fund the investor’s investment in the Common Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (ii) the proceeds from the investor’s investment in Common Shares will be used to finance any illegal activities. The investor must also represent and warrant that neither the investor, nor any of its affiliates, nor any person having a direct or indirect beneficial interest in the Common Shares being acquired is (i) a senior foreign political figure (“SFPF”), (ii) an immediate family member of a SFPF (iii) a close associate of a SFPF, (iv) a politically exposed person (a “PEP”), (v) an immediate family member of a PEP or (vi) a close associate of a PEP (each as defined in the Subscription Agreement). The investor must also represent and warrant that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The investor must also represent and warrant that it has determined that the funds being invested by the investor in the Fund do not come from corruption. The investor must also agree, except as otherwise agreed by the Adviser, that pursuant to anti-money laundering laws and regulations, the Adviser may be required or determine that it is necessary and appropriate to collect documentation verifying the investor’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Adviser of the Subscription Agreement.

Bank Holding Company Act. The U.S. Bank Holding Company Act of 1956, as amended from time to time, and the rules promulgated thereunder (collectively, the “BHC Act”), including as modified by the Dodd-Frank Act and the “Volcker Rule” thereunder, contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank-related entity and/or have a connection to the U.S. in that regard from making and holding certain interests in private investment funds. Common Shares in the Fund are not freely transferable, are not readily tradable on any exchange or market, and there are generally no redemption or withdrawal rights. As a result, Common Shares must be held on a long-term basis and the prospective investor should carefully review and familiarize itself with these rules and regulations and consult with its own counsel on how the Volcker Rule, the Dodd-Frank Act and the BHC Act may impact the investor, including as a result of its investment in the Fund.

Privacy Principles. We endeavor to maintain the privacy of our shareholders and to safeguard their non-public personal information. The following information is provided to help shareholders understand what non-public personal information we collect, how we protect that information and why, in certain cases, we may share that information with select other parties.

We may collect non-public personal information about shareholders from our Subscription Agreements or other forms, such as name, address, account number and the types and amounts of investments, and information about transactions with us or our affiliates, such as participation in other investment programs, ownership of certain types of accounts or other account data and activity. We may disclose the non-public personal information that we collect from our shareholders or former shareholders, as described above, to our affiliates and service providers and as allowed by applicable law or regulation. Any party that receives this information from us is permitted to use it only for the services required by us and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose. We permit access only by authorized personnel who need access to that non-public personal information to provide services to us and our shareholders. We also maintain physical, electronic and procedural safeguards for non-public personal information that are designed to comply with applicable law.

Pursuant to our privacy policy, we provide a clear and conspicuous notice to each investor that details our privacy policies and procedures at the time of the investor’s subscription. We will post our privacy policy on our website and promptly update the policy with any amendments.

EU General Data Protection Regulation. The EU General Data Protection Regulation (Regulation 2016/679) (the “GDPR”) establishes rules relating to the protection of natural persons with regard to the processing of personal data and to the free movement of personal data. Prospective shareholders should note that it is expected that they will provide Personal Data (as defined in the GDPR and which may include special categories of Personal Data pursuant to Articles 8 and 9 thereof), as part of their subscription to the Fund and in their interactions with the Fund, its affiliates, and/or delegates. The Fund may obtain Personal Data concerning shareholders and prospective shareholders from internal and external sources.

The Fund has prepared a GDPR privacy statement for shareholders (the “GDPR Privacy Statement”), which is available upon request. Before subscribing to the Fund, all shareholders and prospective shareholders are encouraged to carefully review the GDPR Privacy Statement, which includes detailed information concerning the control and processing of their personal data.

Environmental, Social and Governance (“ESG”) Considerations and Reporting. Although Sixth Street does not currently manage any funds or accounts dedicated to ESG or impact investing, Sixth Street nonetheless seeks to cultivate a culture of responsible stewardship of capital and is subject to increasing focus by both regulators and investors on ESG matters, including as a result of recent laws and regulations applicable to our investors which impose certain disclosure obligations on Sixth Street and the Fund.

We have adopted a responsible investment policy under which we assess ESG matters together with financial criteria when making investments and have developed procedures applicable to transaction underwriting and monitoring which are aligned with the United Nations-supported Principles for Responsible Investment, however both Sixth Street’s and the wider alternative investment industry’s approach to ESG matters is still evolving and accordingly we may face unforeseen difficulties in implementing our policy or effectively measuring the success of our efforts.

In particular, for certain Sixth Street funds, we may provide periodic reports to investors on ESG matters. This reporting will result in us incurring costs (which may be significant) which will be borne by the funds and investors, and will depend in whole or in part on the complete, timely and accurate reporting from portfolio investments to Sixth Street. While Sixth Street intends to exert appropriate influence under the circumstances to ensure receipt of complete, timely and accurate reports from portfolio investments, Sixth Street does not expect to be able to do so in all cases (including, in particular, with respect to investments in which we have no control or limited influence over underlying issuers or borrowers).

To the extent that investors require us, when evaluating potential investment opportunities, to consider or place material or particular emphasis on ESG-related matters or an investment’s potential to achieve a positive social or environmental impact, we may be influenced to consider an opportunity set for potential investments that is smaller than it would otherwise be absent such considerations (e.g., if seeking to make investments solely on the basis of financial returns), and we may forgo opportunities that are attractive from a financial perspective as a result of such considerations. In addition, although Sixth Street believes that ESG factors have the potential to affect performance, and can in certain circumstances enhance a portfolio investment’s profitability or financial returns, it is possible that our or a portfolio investment’s dual focus on financial success and ESG matters will from time to time influence us or the portfolio investment to make decisions that favor one goal at the expense of the other.

Finally, ESG continues to be an area of increased regulatory attention. For example, EU legislators are adopting new rules to standardize the definition of environmentally sustainable investing, and the SEC has examined the methodology used by investment funds pursuing impact or ESG investment strategies for determining socially responsible investments. On March 21, 2022, the SEC proposed rule amendments that would require a domestic or foreign registrant (i.e., a public company) to include certain standardized climate-related information in its registration statements and periodic reports. Such rule amendments, if adopted, could impact the Fund in a variety of ways, particularly with respect to its investments in public companies. In addition, the SEC’s current rulemaking agenda includes proposing requirements for investment companies and investment advisers related to ESG, including ESG claims and related disclosures. It is unclear whether any rules or amendments in this area will ultimately be adopted, and if so, what the scope and timing of any such final rules or amendments would be. If adopted, such rules or amendments could apply not only in respect of certain issuers or borrowers in which the Fund holds portfolio investments, but also the Fund and/or the Adviser itself, and any new regulations could adversely impact the Fund and returns to investors, as further described below.

If we fail to take appropriate measures or follow best practices, regulators disagree with the procedures or standards used by Sixth Street, the Fund or portfolio investments for ESG investing and reporting, or new or amended regulation or legislation, if adopted requires a methodology of measuring or disclosing ESG impact or related matters that is different from our current practice, we may be in breach of applicable ESG-related laws and regulations and Sixth Street may suffer reputational damage and the Fund could be adversely affected (including as a result of fines and other financial losses incurred by portfolio investments). In addition, we would expect new or additional ESG-related requirements, if adopted, to likely increase compliance costs for issuers or borrowers in which the Fund holds portfolio investments and/or the Fund, which could impact potential returns to investors.

Sustainability Risks. New sustainability requirements imposed by jurisdictions in which Sixth Street does business and/or in which the Fund is marketed, including the EU Sustainable Finance Disclosure Regulation (2019/2088) (the “SFDR”), may result in additional compliance costs, disclosure obligations or other implications or restrictions on the Fund or on Sixth Street. Under such requirements, Sixth Street may be required to classify itself or the Fund against certain criteria, some of which can be open to subjective interpretation. Sixth Street’s view on the appropriate classification may develop over time, including in response to statutory or regulatory guidance or changes in industry approach to classification. These sustainability requirements, and any changes that Sixth Street may make to the Fund’s classification thereunder from time to time, may require further disclosures by Sixth Street or the Adviser and may require that Sixth Street implement new processes to capture data about the Fund or its investments. Costs incurred as a result of such data gathering and reporting processes will be borne by the Fund.

Sustainable Finance Taxonomy Regulation (“Taxonomy”). The Taxonomy is designed to create a benchmark and framework for green products so that investors do not need to conduct their own due diligence with regards to a financial products’ environmental sustainability. The regime came into force on July 12, 2020 and is expected to apply in practice from January 1, 2022 (at the earliest). Taxonomy amends the SFDR to require fund managers to disclose either: (i) information on how and to what extent the investments that underlie their products support economic activities that meet the four tests for environmental sustainability under the Taxonomy; or (ii) for financial products that do not invest in taxonomy-compliant activities, a statement that they do not take the Taxonomy into account.

In order to comply with the four tests for environmental sustainability, an economic activity must: (i) contribute substantially to at least one of the environmental objectives listed in the Taxonomy; (ii) “do no significant harm” to any of the other environmental objectives listed in the Taxonomy; (iii) be carried out in compliance with minimum social and governance safeguards; and (iv) comply with technical screening criteria to be adopted under the Taxonomy.

Compliance with the Taxonomy related rules in due course is expected to result in increased legal, compliance, restrictions, reporting and other associated costs and expenses which will be borne by the Fund.

Reporting Obligations. We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We will file a Form 10 Registration Statement with the SEC voluntarily and establish the Fund as a reporting company under the 1934 Act. Upon the effectiveness of the Form 10 Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Shareholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

ERISA. The Fund intends to conduct affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time, if any, as the Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit investment in the Common Shares by “benefit plan investors” to less than 25% of the total value of the Common Shares, within the meaning of the Plan Asset Regulations.

In addition, each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, for example, an individual retirement account and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that the Common Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.

Dividend Reinvestment Plan

The Board will adopt a dividend reinvestment plan, pursuant to which the Fund will reinvest all cash dividends or distributions declared by the Board on behalf of investors who do not elect to receive their cash dividends or distributions in cash as provided below. As a result, if the Board authorizes, and the Fund declares, a cash dividend or distribution, then shareholders who have not elected to “opt out” of the dividend reinvestment plan will have their cash dividends or distributions automatically reinvested in additional Common Shares as described below.

Those shareholders whose Common Shares are held by a broker or other financial intermediary may receive cash dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

Under the plan, no action is required on the part of a registered shareholder to have its cash dividend or other distribution reinvested in Common Shares. A registered shareholder is able to elect to receive an entire cash dividend or distribution in cash by notifying State Street Bank and Trust Company (“State Street”), the plan administrator, in writing, so that notice is received by the plan administrator no later than 10 days prior to the record date for the cash dividend or distributions to the shareholders. The plan administrator has set up an account for Common Shares acquired through the plan for each shareholder who has not elected to receive cash dividends or distributions in cash and hold the Common Shares in non-certificated form.

The Fund expects to use primarily newly issued Common Shares to implement the plan. Common Shares issued under the dividend reinvestment plan will not reduce outstanding Capital Commitments.

Prior to an Exchange Listing, a participating shareholder will receive an amount of Common Shares equal to the total dollar amount of the dividend or distribution on that participant’s Common Shares divided by the NAV per Common Share as of the last day of the Fund’s fiscal quarter immediately preceding the date such distribution was declared, provided that in the event a distribution is declared on the last day of a fiscal quarter, the NAV shall be deemed to be the NAV per Common Share as of such day.

Following an Exchange Listing, a participating shareholder will receive an amount of Common Shares equal to the total dollar amount of the dividend or distribution on that participant’s Common Shares divided by the market price per Common Share at the close of regular trading on the applicable stock exchange on the payment date of a distribution, subject to the adjustments described below.

Following an Exchange Listing, the market price per Common Share on a particular date will be the closing price for such Common Shares on the applicable stock exchange on such date or, if no sale is reported for such date, at the average of their reported bid and asked prices. However, if the market price per Common Share exceeds the most recently computed net asset value per Common Share, the Fund will issue Common Shares at the greater of (i) the most recently computed net asset value per Common Share and (ii) 95% of the current market price per Common Share (or such lesser discount to the current market price per Share that still exceeds the most recently computed net asset value per Common Share).

There are no brokerage charges or other charges to shareholders who participate in the plan. The plan is terminable by the Fund upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any cash dividend or distribution by the Fund. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the Common Shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to us and to an investment in Common Shares. This summary deals only with shareholders that hold their shares as capital assets. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of shareholders that are subject to special treatment under U.S. federal income tax laws, including:

•	shareholders subject to the alternative minimum tax;

•	tax-exempt organizations (except as discussed below);

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans (except as discussed below);

•	trusts (except as discussed below);

•	financial institutions;

•	entities taxed as partnerships or partners therein;

•	persons holding Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who receive our Common Shares as compensation;

•	persons who hold our Common Shares on behalf of another person as a nominee;

•	U.S. expatriates, or

•	U.S. shareholders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate, gift and Medicare contribution tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to shareholders in light of their personal circumstances.

For purposes of this discussion under the heading “Material U.S. Federal Income Tax Considerations,” a “U.S. shareholder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of our Common Shares.

A “Non-U.S. shareholder” is a beneficial owner of our Common Shares that is not a U.S. shareholder and not an entity taxed as a partnership.

Regulated Investment Company Classification

As a BDC, we intend to elect to be treated as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our shareholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain an election under the 1940 Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of Common Shares or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•

at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

We may earn various fees which will not be treated as qualifying income for purposes of the 90% gross income test. We may also earn other types of income that will not be treated as qualifying income for purposes of the 90% gross income test.

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. See “Item 1 Business – Dividend Reinvestment Plan” for a description of our dividend policy. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Taxation of U.S. Shareholders

Distributions from our investment company taxable income (consisting generally of net ordinary income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. shareholders as ordinary income to the extent made out of our current or accumulated earnings and profits. To the extent that such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividend income”) may be eligible for a reduced maximum U.S. federal income tax rate. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates that may be applicable to qualified dividend income. Distributions generally will not be eligible for the dividends received deduction allowed to corporate shareholders. Distributions derived from our net capital gains (which generally is the excess of our net long-term capital gain over net short-term capital loss) which we have reported as capital gain dividends will be taxable to U.S. shareholders as long-term capital gain regardless of how long particular U.S. shareholders have held their shares. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

Any dividends declared by us in October, November, or December of any calendar year, payable to shareholders of record on a specified date in such a month, which are actually paid during January of the following calendar year, will be treated as if paid by us and received by such shareholders during the quarter ended December 31 of the previous calendar year. In addition, we may elect to relate any undistributed investment company taxable income or net capital gains eligible for distribution as a dividend back to our immediately prior taxable year if we:

•

declare such dividend prior to the earlier of the 15th day of the ninth month following the close of that taxable year, or any applicable extended due date of our U.S. federal corporate income tax return for such prior taxable year;

•	distribute such amount in the 12-month period following the close of such prior taxable year; and

•	make an election in our U.S. federal corporate income tax return for the taxable year in which such undistributed investment company taxable income or net capital gains were recognized.

Any such election will not alter the general rule that a U.S. shareholder will be treated as receiving a dividend in the taxable year in which the dividend is distributed, subject to the October, November, or December dividend declaration rule discussed immediately above.

We intend to adopt a dividend reinvestment plan that will allow shareholders to elect to receive dividends in the form of additional shares instead of in cash. If a U.S. shareholder reinvests dividends in additional shares, such U.S. shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. Any such additional shares will have a tax basis equal to the amount of the distribution.

Although we intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for their Common Shares. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If an investor purchases Common Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

If a U.S. shareholder sells or otherwise disposes of Common Shares, the U.S. shareholder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold or otherwise disposed of and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon. In addition, all or a portion of any loss recognized upon a disposition of Common Shares may be disallowed if other Common Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

We will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts of such distributions includible in such U.S. shareholder’s taxable income for such year as ordinary dividends and capital gain dividends. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

Under applicable U.S. Treasury regulations, if a U.S. shareholder recognizes a loss with respect to our Common Shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. shareholders should consult their own tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (a) who has provided either an incorrect tax identification number or no number at all, (b) whom the IRS subjects to backup withholding for failure to report the receipt of interest or dividend income properly or (c) who has failed to certify to us that it is not subject to backup withholding or that it is an “exempt recipient.” Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a shareholder’s federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Potential Limitation with Respect to Certain U.S. Shareholders on Deductions for Certain Fees and Expenses

It is unclear whether we will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). If we are not treated as such for any calendar year, then, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the Management and Incentive Fees paid to our investment adviser and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. In addition, we would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV. Miscellaneous itemized deductions generally are not deductible by individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income, or UBTI. The direct conduct by a tax-exempt U.S. shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder will not be subject to U.S. taxation solely as a result of such shareholder’s ownership of our shares and receipt of dividends that we pay. In addition, under current law, if we incur indebtedness, such indebtedness will not be attributed to portfolio investors in our Common Shares. Therefore, a tax-exempt U.S. shareholder will not be treated as earning income from “debt-financed property” and dividends we pay will not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur.

Taxation of Non-U.S. Shareholders

Whether an investment in the Common Shares is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Common Shares by a Non-U.S. shareholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.

Distributions of our investment company taxable income that we pay to a Non-U.S. shareholder will be subject to U.S. withholding tax at a 30% rate to the extent of our current or accumulated earnings and profits unless (i) such dividends qualify for the pass-through rules described below, and such shareholder could have received the underlying income free of tax; (ii) such shareholder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty; or (iii) such shareholder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity.

Non-U.S. shareholders generally are not subject to U.S. federal income tax on capital gains realized on the sale of our shares or on actual or deemed distributions of our net capital gains. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

At the end of 2015, Congress permanently renewed the pass-through rules under which certain dividend distributions by RICs derived from our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at a least a 10% shareholder, reduced by expenses that are allocable to such income) or paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year) qualify for an exemption from U.S. withholding tax. As a result, dividends that we designate as “interest-related dividends” or “short-term capital gain dividends” generally will be exempt from U.S. withholding tax if the underlying income is U.S.-source and the Non-U.S. shareholder could have received the underlying income free of tax. To the extent dividends are paid that do not qualify for this exemption (e.g., dividends related to foreign-source income or other income not treated as qualified net interest income or qualified short-term capital gains), some Non-U.S. shareholders may qualify for a reduced rate of U.S. withholding tax under an applicable tax treaty or for an exemption from U.S. withholding tax by reason of their status as a foreign sovereign or under special treaty provisions for certain foreign pension funds. Prospective investors should consult their own advisers regarding their eligibility for a reduced rate or exemption as described above. We will disclose information regarding our dividend distributions relevant for shareholder tax characteristics on an annual basis.

To qualify for an exemption or reduced rate of U.S. withholding tax (under a treaty, by reason of an exemption for sovereign investors, or under the rules applicable to interest-related dividends or short-term capital gain dividends), a Non-U.S. shareholder must comply with the U.S. tax certification requirements described below. A Non-U.S. shareholder must deliver to the applicable withholding agent and maintain in effect a valid IRS Form W-8BEN-E or other applicable tax certification establishing its entitlement to the exemption or reduced rate, or otherwise establishing an exemption from backup withholding.

We intend to adopt a dividend reinvestment plan that will allow shareholders to elect to receive dividends in the form of additional shares instead of in cash. If a Non-U.S. shareholder reinvests dividends in additional shares, such Non-U.S. shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. If the distribution is a distribution of our investment company taxable income and is not designated by us as a short-term capital gain dividend or interest-related dividend, if applicable, the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our Common Shares. The Non-U.S. shareholder will have an adjusted tax basis in the additional Common Shares purchased through the dividend reinvestment plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. shareholder’s account.

In the case of distributions made by the Fund (other than capital gain dividends), additional requirements will apply to Non-U.S. shareholders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. shareholders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution, under an agreement it has entered into with the U.S. government or under certain intergovernmental agreements, collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. shareholders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. shareholders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A RIC is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. shareholder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a RIC. Certain special rules apply to a Non-U.S. shareholder that is an entity qualifying for tax exemption under Section 892 of the Code. Such a Non-U.S. shareholders will generally not be treated as engaged in “commercial activity” merely by virtue of its ownership of our Common Shares and will generally be exempt from withholding tax on dividends received on Common Shares. Certain special rules apply to such Non-U.S. shareholders if we qualify as a U.S. real property holding corporation. We do not expect these special rules to apply but there cannot be any assurance thereof.

Non-U.S. shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Common Shares.

U.S. information reporting requirements will apply and backup withholding will not apply to dividends paid on our shares to a Non-U.S. shareholder, provided the Non-U.S. shareholder provides to the applicable withholding agent a Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is not a United States person) or otherwise establishes an exemption. Similarly, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our shares effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. shareholder and certain conditions are met, or such holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our shares will be subject to both backup withholding and information reporting unless the Non-U.S. shareholder certifies its status that it is not a United States person under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ITEM 1A.	RISK FACTORS

Risk Factor Summary

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “-Risk Factors.”

Risks Related to Our Business and Structure

•	We are a new company and have no operating history.

•	Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

•	We are dependent upon management personnel of the Adviser, Sixth Street and their affiliates for our future success.

•	Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

•	We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

•	We operate in a highly competitive market for investment opportunities.

•	If we are unable to source investments, access financing or manage future growth effectively, we may be unable to achieve our investment objective.

•

We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements.

•	Our Adviser and its affiliates, officers and employees may face certain conflicts of interest.

•

Our Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations and a loss of the benefits from our relationship with Sixth Street. Any new investment advisory agreement would require shareholder approval.

•

The Adviser’s liability is limited under the Advisory Agreement, and we are required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

•

The time and resources that individuals employed by the Adviser devote to us may be diverted and we may face additional competition due to the fact that individuals employed by the Adviser are not prohibited from raising money for or managing other entities that make the same types of investments that we target.

•

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

•	Any failure to maintain our status as a BDC would reduce our operating flexibility.

•	Certain investors are limited in their ability to make significant investments in us.

•	Cybersecurity risks and cyber incidents may adversely affect our business or those of our portfolio companies.

•	Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval.

•	The interest rates of our debt investments to our portfolio companies and our indebtedness that extend beyond 2023 might be subject to change based on recent regulatory changes.

•

Our Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a shareholder’s ability to bring a claim or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Fund to incur additional costs associated with such action.

•	The COVID-19 pandemic is likely to materially and adversely affect our portfolio companies and the results of our operations, including our financial results.

•	The current state of the economy and financial markets increases the likelihood of adverse effects on our financial position and results of operations.

•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Risks Related to Our Portfolio Company Investments

•	Our investments are very risky and highly speculative.

•	Investing in upper middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

•	An investment strategy focused primarily on privately-held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

•	The value of most of our portfolio securities will not have a readily available market price.

•	The lack of liquidity in our investments may adversely affect our business.

•

Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may securitize certain of our investments, which may subject us to certain structured financing risks.

•

Because we generally do not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over those portfolio companies or prevent decisions by management of those portfolio companies that could decrease the value of our investments.

•	We are exposed to risks associated with changes in interest rates.

•	We may not be able to realize expected returns on our invested capital.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Our portfolio companies in some cases may incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies.

•	We may be exposed to special risks associated with bankruptcy cases.

•	Our ability to enter into transactions with our affiliates is restricted.

•	Any acquisitions or strategic investments that we pursue are subject to risks and uncertainties.

•	We cannot guarantee that we will be able to obtain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

•	We expose ourselves to risks when we engage in hedging transactions.

•	Our portfolio companies may be highly leveraged.

•	The market structure applicable to derivatives imposed by the Dodd-Frank Act may affect our ability to use over-the-counter (“OTC”) derivatives for hedging purposes.

•	If we cease to be eligible for an exemption from regulation as a commodity pool operator, our compliance expenses could increase substantially.

•

If we are not treated as a publicly offered regulated investment company, certain U.S. shareholders will be treated as having received a dividend from us in the amount of such U.S. shareholders’ allocable share of the Management and Incentive Fees paid to our investment adviser and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholders.

•	There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind interest.

Risks Related to Our Securities

•	An investment in our Common Shares will have limited liquidity.

•	There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

•	Certain investors will be subject to Exchange Act filing requirements.

•

Our distributions to shareholders may be funded from expense reimbursements or waivers of investment advisory fees, some of which are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement.

•	Investing in our securities may involve a high degree of risk.

•	Our shareholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

General Risk Factors

•

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Shares and our ability to pay dividends.

•	Changes in laws or regulations governing our operations may adversely affect our business.

Investing in our Common Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Structure

We are a new company and have no operating history.

We are newly formed, and will not have conducted any business activities prior to the completion of this offering. As a result, we have no financial information on which an investor can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or an investor’s investment could become worthless. We anticipate that it will take multiple years to invest substantially all of the capital commitments received by us from this offering due to the time necessary to identify, evaluate, structure, negotiate and close suitable investments in private middle-market companies. To the extent required to comply with diversification requirements during the startup period, we will use funds to invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during this period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.

We will pay a management fee to the Adviser throughout this interim period. If the management fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

The Fund is a non-diversified, closed-end management investment company, that will elect to be regulated as a BDC, with no operating history. As a result, prospective investors have no track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of the Adviser’s investment team, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

Our Board of Trustees may, without shareholder vote (subject to certain exceptions) amend or otherwise supplement the Declaration of Trust, including without limitation to classify the Board of Trustees, to impose advance notice provisions for Trustee nominations or for shareholder proposals and to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Declaration of Trust Provisions— Amendment of the Declaration of Trust; No Approval by Shareholders.”

We are dependent upon management personnel of the Adviser, Sixth Street and their affiliates for our future success.

We depend on the experience, diligence, skill and network of business contacts of senior members of our Investment Team. Our Investment Team, together with other professionals at Sixth Street and its affiliates, identifies, evaluates, negotiates, structures, closes, monitors and manages our investments. Our success will depend to a significant extent on the continued service and coordination of the senior members of our Investment Team. The senior members of our Investment Team are not contractually restricted from leaving the Adviser. The departure of any of these key personnel, including members of our Adviser’s Investment Review Committee, could have a material adverse effect on us.

In addition, we cannot assure investors that the Adviser will remain our investment adviser or that we will continue to have access to Sixth Street or its investment professionals. The Advisory Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party. The holders of a majority of our outstanding voting securities may also terminate the Advisory Agreement without penalty on 60 days’ written notice.

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70% of their total assets in securities of nonpublic or thinly traded U.S. companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. These constraints may hinder the Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

We may need to periodically access the debt and equity capital markets to raise cash to fund new investments in excess of our repayments, and we may also need to access the capital markets to refinance existing debt obligations to the extent such maturing obligations are not repaid with availability under our revolving credit facilities or cash flows from operations.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current shareholders. The 1940 Act limits our ability to incur borrowings and issue debt securities and preferred shares, which we refer to as senior securities, requiring that after any borrowing or issuance the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred shares, is at least 150%.

We may need to continue to borrow from financial institutions and issue additional securities to fund our growth. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets may limit our ability to refinance our existing debt obligations as they come due and/or to fully execute our business strategy and could limit our ability to grow or cause us to have to shrink the size of our business, which could decrease our earnings, if any. Consequently, if the value of our assets declines or we are unable to access the capital markets we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our common shareholders. If we borrow money or issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.

If we issue preferred shares, the preferred shares would rank senior to Common Shares in our capital structure. Preferred shareholders would have separate voting rights on certain matters and may have other rights, preferences or privileges more favorable than those of our common shareholders. The issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our Common Shares or otherwise be in the best interest of holders of our Common Shares. Holders of our Common Shares will directly or indirectly bear all of the costs associated with offering and servicing any preferred shares that we issue. In addition, any interests of preferred shareholders may not necessarily align with the interests of holders of our Common Shares and the rights of holders of shares of preferred shares to receive dividends would be senior to those of holders of our Common Shares.

Our Board may decide to issue additional Common Shares to finance our operations rather than issuing debt or other senior securities. However, we generally are not able to issue and sell our Common Shares at a price below net asset value per share. We may, however, elect to issue and sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current net asset value of our Common Shares if our Board determines that the sale is in the Fund’s best interest and the best interests of the Fund’s shareholders, and the Fund’s shareholders have approved our policy and practice of making these sales within the preceding 12 months. We may in the future seek such approval; however, there is no assurance such approval will be obtained. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of those securities (less any distribution commission or discount). In the event we sell our Common Shares at a price below net asset value per share, existing shareholders will experience net asset value dilution. This dilution would occur as a result of the sale of shares at a price below the then current net asset value per share and would cause a proportionately greater decrease in the shareholders’ interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance. As a result of any such dilution, our market price per share may decline. Because the number of Common Shares that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

In addition to issuing securities to raise capital as described above, we could securitize our investments to generate cash for funding new investments. To securitize our investments, we likely would create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who we would expect would be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of investments before any of the debt securities would be exposed to the losses. An inability to successfully securitize our investment portfolio could limit our ability to grow or fully execute our business and could adversely affect our earnings, if any. The successful securitization of our investment could expose us to losses because the portions of the securitized investments that we would typically retain tend to be those that are riskier and more apt to generate losses. The 1940 Act also may impose restrictions on the structure of any securitization. In connection with any future securitization of investments, we may incur greater set-up and administration fees relating to such vehicles than we have in connection with financing of our investments in the past. See “—Risks Related to Our Portfolio Company Investments—We may securitize certain of our investments, which may subject us to certain structured financing risks.”

We intend borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

As part of our business strategy, we intend borrow from and may in the future issue senior debt securities to banks, insurance companies and other lenders. Holders of these loans or senior securities would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases, leverage will cause our net asset value to decline more sharply than it otherwise would have without leverage. Similarly, any decrease in our income would cause our net income to decline more sharply than it would have if we had not borrowed. This decline could negatively affect our ability to make dividend payments on our Common Shares. Our ability to service our borrowings depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, the Management Fee is payable based on our gross assets, including cash and assets acquired through the use of leverage, which may give our Adviser an incentive to use leverage to make additional investments. See “—Risks Related to Our Business and Structure—Even in the event the value of an investor’s investment declines, the Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser.” The amount of leverage that we employ will depend on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure investors that we will be able to obtain credit at all or on terms acceptable to us.

We intend to enter into credit facilities or issue debt pursuant to indentures that may impose financial and operating covenants that restrict our business activities, remedies on default and similar matters. Our compliance with these covenants depends on many factors, some of which are beyond our control. Failure to comply with these covenants could result in a default. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations. Lastly, we may be unable to obtain additional leverage, which would, in turn, affect our return on capital.

Our indebtedness could adversely affect our business, financial conditions or results of operations.

We cannot assure investors that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before it matures. We cannot assure investors that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure investors that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

Legislation allows us to incur additional leverage.

Under the 1940 Act, a BDC generally is not permitted to incur borrowings, issue debt securities or issue preferred stock unless immediately after the borrowing or issuance the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock is at least 200%. However, under the SBCAA, which became law in March 2018, BDCs have the ability to elect to become subject to a lower asset coverage requirement of 150%, subject to the receipt of the requisite board or shareholder approvals under the SBCAA and satisfaction of certain other conditions. Our initial shareholder is expected to approve the lower asset coverage ratio prior to the completion of our initial offering.

As a result, investors may face increased investment risk. We may not be able to implement our strategy to utilize additional leverage successfully. See “ —We operate in a highly competitive environment for investment opportunities.” Any impact on returns or equity or our business associated with additional leverage may not outweigh the additional risk. See “ —We borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.”

We may default under our future credit facilities.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such credit facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

We operate in a highly competitive market for investment opportunities.

Other public and private entities, including commercial banks, commercial financing companies, other BDCs and insurance companies, compete with us to make the types of investments that we make in upper middle-market companies. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, however, we may experience decreased net interest income and increased risk of credit loss.

In addition, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the restrictions that the Code imposes on us as a RIC. As a result, we face additional constraints on our operations, which may put us at a competitive disadvantage. As a result of this existing and potentially increasing competition, we may not be able to take advantage of attractive investment opportunities and we cannot assure investors that we will be able to identify and make investments that are consistent with our investment objective. The competitive pressures we face could have a material adverse effect on our ability to achieve our investment objective.

If we are unable to source investments, access financing or manage future growth effectively, we may be unable to achieve our investment objective.

Our ability to achieve our investment objective depends on our Investment Team’s ability to identify, evaluate, finance and invest in suitable companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our marketing capabilities, our management of the investment process, our ability to provide efficient services and our access to financing sources on acceptable terms, including equity financing. Moreover, our ability to structure investments may also depend upon the participation of other prospective investors. For example, our ability to offer loans above a certain size and to structure loans in a certain way may depend on our ability to partner with other investors. As a result, we could fail to capture some investment opportunities if we cannot provide “one-stop” financing to a potential portfolio company either alone or with other investment partners.

In addition to monitoring the performance of our existing investments, members of our Investment Team may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. To grow, our Adviser may need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our growth prospects and ability to achieve our investment objective.

Even in the event the value of an investor’s investment declines, the Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser.

Even in the event the value of an investor’s investment declines, the Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser. The Management Fee is calculated as a percentage of the value of our gross assets at a specific time, which would include any borrowings for investment purposes, and may give our Adviser an incentive to use leverage to make additional investments. However, prior to any Exchange Listing that may occur, the Adviser has waived its right to receive management fees in excess of the sum of 1.00% of the Fund’s average aggregate drawn capital (including capital drawn to pay Fund expenses) as of the end of the two most recently completed calendar quarters, appropriately adjusted for any Common Share issuances or repurchases during the current calendar quarter. The fee waiver will terminate if and when the Fund consummates an Exchange Listing. In addition, the Management Fee is payable regardless of whether the value of our gross assets or an investor’s investment have decreased. The use of increased leverage may increase the likelihood of default, which would disfavor holders of our Common Shares. Given the subjective nature of the investment decisions that our Adviser will make on our behalf, we may not be able to monitor this potential conflict of interest.

The Incentive Fee is calculated as a percentage of pre-Incentive Fee net investment income. Since pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses, it is possible that we may pay an Incentive Fee in a quarter in which we incur a loss. For example, if we receive pre-Incentive Fee net investment income in excess of the quarterly minimum hurdle rate, we will pay the applicable Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. In addition, because the quarterly minimum hurdle rate is calculated based on our net assets, decreases in our net assets due to realized or unrealized capital losses in any given quarter may increase the likelihood that the hurdle rate is reached in that quarter and, as a result, that an Incentive Fee is paid for that quarter. Our net investment income used to calculate this component of the Incentive Fee is also included in the amount of our gross assets used to calculate the Management Fee.

Also, one component of the Incentive Fee is calculated annually based upon our realized capital gains, computed net of realized capital losses and unrealized capital losses on a cumulative basis. As a result, we may owe the Adviser an Incentive Fee during one year as a result of realized capital gains on certain investments, and then incur significant realized capital losses and unrealized capital losses on the remaining investments in our portfolio during subsequent years. Incentive Fees earned in prior years cannot be clawed back even if we later incur losses.

In addition, the Incentive Fee payable by us to the Adviser may create an incentive for the Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement. The Adviser receives the Incentive Fee based, in part, upon capital gains realized on our investments. Unlike the portion of the Incentive Fee that is based on income, there is no hurdle rate applicable to the portion of the Incentive Fee based on capital gains. As a result, the Adviser may have an incentive to invest more in companies whose securities are likely to yield capital gains, as compared to income-producing investments. Such a practice could result in our making more speculative investments than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns.

To the extent that we do not realize income or choose not to retain after-tax realized net capital gains, we will have a greater need for additional capital to fund our investments and operating expenses.

To maintain our status as a RIC for U.S. federal income tax purposes, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least 90% of our investment company taxable income and net tax-exempt income for that taxable year, and may either distribute or retain our realized net capital gains from investments. Unless investors elect to reinvest dividends, earnings that we are required to distribute to shareholders will not be available to fund future investments. Accordingly, we may have insufficient funds to make new and follow-on investments, which could have a material adverse effect on our financial condition and results of operations. Because of the structure and objectives of our business, we may experience operating losses and expect to rely on proceeds from sales of investments, rather than on interest and dividend income, to pay our operating expenses. We cannot assure investors that we will be able to sell our investments and thereby fund our operating expenses.

We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements.

We will incur corporate-level U.S. federal income tax costs if we are unable to maintain our qualification as a RIC for U.S. federal income tax purposes, including as a result of our failure to satisfy the RIC distribution requirements. Although we have elected to be treated as a RIC for U.S. federal income tax purposes, we cannot assure investors that we will be able to continue to qualify for and maintain RIC status. To maintain RIC status under the Code and to avoid corporate-level U.S. federal income tax, we must meet the following annual distribution, income source and asset diversification requirements:

•	We must distribute (or be treated as distributing) dividends for tax purposes in each taxable year equal to at least 90% of each of:

•

the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses or, investment company taxable income, if any, for that taxable year; and

•	our net tax-exempt income for that taxable year.

The asset coverage ratio requirements under the 1940 Act and financial covenants under our loan and credit agreements could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. In addition, as discussed in more detail below, our income for tax purposes may exceed our available cash flow. If we are unable to obtain cash from other sources, we could fail to satisfy the distribution requirements that apply to a RIC. As a result, we could lose our RIC status and become subject to corporate-level U.S. federal income tax.

•	We must derive at least 90% of our gross income for each taxable year from dividends, interest, gains from the sale of or other disposition of stock or securities or similar sources.

•

We must meet specified asset diversification requirements at the end of each quarter of our taxable year. The need to satisfy these requirements to prevent the loss of RIC status may result in our having to dispose of certain investments quickly on unfavorable terms. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to maintain our qualification for tax treatment as a RIC for any reason, the resulting U.S. federal income tax liability could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

Our Adviser and its affiliates, officers and employees may face certain conflicts of interest.

Subject to the Adviser’s allocation policy, Sixth Street and its affiliates will refer upper middle-market loan origination activities for companies domiciled in the United States to us, though we will not necessarily be entitled to the full amount of any such investment opportunities, and conduct those activities through the Fund. The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for the Fund to pursue a particular investment opportunity allocated to the Fund. However, the Adviser, its officers and employees and members of its Investment Review Committee serve or may serve as investment advisers, officers, directors or principals of entities or investment funds that operate in the same or a related line of business as us or of investment funds managed by our affiliates. Accordingly, these individuals may have obligations to investors in those entities or funds, the fulfillment of which might not be in the Fund’s best interest or the best interests of the Fund’s shareholders.

In addition, any affiliated investment vehicle currently formed or formed in the future and managed by the Adviser or its affiliates, particularly in connection with any future growth of their respective businesses, may have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. For example, Sixth Street has organized and may organize other separate investment platforms, such as Sixth Street Specialty Lending Europe, aimed specifically at European middle-market loan originations and may in the future organize vehicles aimed at other loan origination opportunities. Our ability to pursue investment opportunities that may be suitable or desirable for us, either including or outside of, upper middle-market loan originations for companies domiciled in the United States is subject to Sixth Street’s allocation policy. As a result, the Adviser and its affiliates may face conflicts in allocating investment opportunities between us and those other entities. It is possible that we may not be given the opportunity to participate in certain investments made by those other entities that would otherwise be suitable for us.

Our Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations and a loss of the benefits from our relationship with Sixth Street. Any new investment advisory agreement would require shareholder approval.

The Adviser has the right, under the Advisory Agreement and the Administration Agreement, to resign at any time on 60 days’ written notice, regardless of whether we have found a replacement. In addition, our Board has the authority to remove the Adviser for any reason or for no reason, or may choose not to renew the Advisory Agreement and the Administration Agreement. Furthermore, the Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser. If the Adviser resigns or is terminated, or if we do not obtain the requisite approvals of shareholders and our Board to approve an agreement with the Adviser after an assignment, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption and costs under any new agreements that we enter into could increase. Our financial condition, business and results of operations, as well as our ability to pay dividends, are likely to be adversely affected, and the value of our Common Shares may decline.

Any new Advisory Agreement would be subject to approval by our shareholders. Even if we are able to enter into comparable management or administrative arrangements, the integration of a new adviser or administrator and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition and results of operations.

In addition, if the Adviser resigns or is terminated, we would lose the benefits of our relationship with Sixth Street, including insights into our existing portfolio, market expertise, sector and macroeconomic views and due diligence capabilities, as well as any investment opportunities referred to us.

The Adviser’s liability is limited under the Advisory Agreement, and we are required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

The Adviser has not assumed any responsibility to us other than to render the services described in the Advisory Agreement, and it will not be responsible for any action of our Board in declining to follow the Adviser’s advice or recommendations. Pursuant to the Advisory Agreement, the Adviser and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it will not be liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

We have agreed to the fullest extent permitted by law, to provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a member, manager, officer, employee, agent, controlling person or any other person or entity affiliated with the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser in the performance of the person’s duties under the Advisory Agreement. Our obligation to provide indemnification and advancement of expenses is subject to the requirements of the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made. Despite these limitations, the rights to indemnification and advancement of expenses may lead the Adviser and its members, managers, officers, employees, agents, controlling persons and other persons and entities affiliated with the Adviser to act in a riskier manner than they would when acting for their own account.

The time and resources that individuals employed by the Adviser devote to us may be diverted and we may face additional competition due to the fact that individuals employed by the Adviser are not prohibited from raising money for or managing other entities that make the same types of investments that we target.

The Adviser and individuals employed by the Adviser are generally not prohibited from raising capital for and managing other investment entities that make the same types of investments as those we target. As a result, the time and resources that these individuals may devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the initial offering, (ii) in which we have total annual gross revenue of at least $1 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which we have issued more than $1.07 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Common Shares less attractive because we will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition periods.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may expend significant financial and other resources to comply with the requirements of being a public reporting entity.

We will be subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight are required. We have implemented procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

Any failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility. In addition, failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us.

We may experience fluctuations in our quarterly results.

We may experience fluctuations in our quarterly operating results as a result of a number of factors, including the pace at which investments are made, rates of repayment, interest rates payable on investments, changes in realized and unrealized gains and losses, syndication and other fees, the level of our expenses and default rates on our investments. As a result of these and other possible factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our business model depends upon the development and maintenance of strong referral relationships with other asset managers and investment banking firms.

We are substantially dependent on our informal relationships, which we use to help identify and gain access to investment opportunities. If we fail to maintain our relationships with key firms, or if we fail to establish strong referral relationships with other firms or other sources of investment opportunities, we will not be able to grow our portfolio of investments and achieve our investment objective. In addition, persons with whom we have informal relationships are not obligated to inform us of investment opportunities, and therefore such relationships may not lead to the origination of debt or other investments. Any loss or diminishment of such relationships could effectively reduce our ability to identify attractive portfolio companies that meet our investment criteria, either for direct debt investments or secondary transactions.

Certain investors are limited in their ability to make significant investments in us.

Investment companies regulated under the 1940 Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting shares (measured at the time of the acquisition), unless these funds comply with an exemption under the 1940 Act as well as other limitations under the 1940 Act that would restrict the amount that they are able to invest in our securities. Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the 1940 Act are also subject to this restriction. As a result, certain investors may be precluded from acquiring additional shares at a time that they might desire to do so.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy.

The Adviser will endeavor to build and manage a diversified portfolio of investments with representation in various industries and economic sectors, geographic regions and deal types which may include growth financings and recapitalizations. Despite the foregoing objectives, the Fund may be concentrated in certain industries and/or economic sectors, geographic regions and/or deal types. The Fund also may be more concentrated than other funds with similar diversification objectives.

However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code, which include single issuer concentration limits. See “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

The Fund may be restricted from initiating transactions as a result of the receipt of material non-public information.

Sixth Street funds and investment platforms regularly obtain non-public information regarding various target companies and other investment opportunities. In general, Sixth Street imputes non-public information received by one investment team within Sixth Street to all other investment professionals. As Sixth Street and affiliated professionals may acquire confidential or material nonpublic information (“MNPI”), the Fund and/or other Affiliated Funds may be restricted from initiating transactions in certain securities, including, as a result of the receipt of MNPI by another investment team or professional within Sixth Street.

Non-public information received by one investment team within Sixth Street is likely to restrict trading on a firm-wide basis. As a result, the Fund may, in certain circumstances, decline to receive non-public information regarding a company.

Further, non-disclosure agreements associated with transactions (including transactions entered into by other Affiliated Funds) often contain contractual trading restrictions, including standstill and non-circumvent provisions, which could prevent the Fund from acquiring or disposing of investments in an issuer, potentially for extended periods. Such agreements could also restrict the Fund’s ability to share certain information with shareholders relevant to the Fund or its portfolio investments.

Separately, certain counterparties may disqualify the Fund from transacting with such counterparties or their affiliates as a result of the activities of other businesses of Sixth Street and its affiliates.

In addition, during a transitional period, despite taking certain steps designed to facilitate physical and electronic separation, Sixth Street and TPG will continue to occupy certain shared physical premises and Sixth Street or its affiliates will utilize certain limited information technology services provided by TPG. As a result of these arrangements, and despite the implementation of a permanent information barrier between Sixth Street and TPG, there is a heightened risk that Sixth Street or TPG (or certain of their respective affiliates) may be imputed with non-public information received by the other. Although TPG is not affiliated with Sixth Street, many of the considerations described above apply with respect to the information barrier in place between Sixth Street and TPG, in particular that in certain circumstances the Fund may face restrictions on its activities as a result of non-public or otherwise confidential information received from TPG.

Cybersecurity risks and cyber incidents may adversely affect our business or those of our portfolio companies by causing a disruption to our operations, a compromise or corruption of confidential information and/or damage to business relationships, or those of our portfolio companies, all of which could negatively impact our business, results of operations or financial condition.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to, use, alteration or destruction of our information systems for purposes of misappropriating assets, obtaining ransom payments, stealing confidential information, corrupting data or causing operational disruption, or may involve phishing. The Fund’s information and technology systems and those of its Adviser, affiliates, and third party service providers are, just as with other companies, vulnerable to potential damage or interruption, including but not limited to, from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. Although Sixth Street and the Fund have implemented, and the Fund’s portfolio companies and third-party service providers likely will have implemented, various measures designed to manage risks relating to these types of events, if these systems are compromised, become inoperable for extended periods of time or cease to function properly, it may be necessary for Sixth Street, the Funds and/or a portfolio companies in which the Fund has an investment to make a significant investment to fix or replace them. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The costs related to cybersecurity incidents may not be fully insured or indemnified. As our and our portfolio companies’ reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by our Adviser and third-party service providers, and the information systems of our portfolio companies. We, our Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, along with our increased awareness of the nature and extent of a risk of a cyber-incident, may be ineffective and do not guarantee that a cyber-incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Third parties with which we do business (including, but not limited to, service providers, such as accountants, custodians, transfer agents and administrators, and the issuers of securities in which we invest) may also be sources or targets of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information and assets, as well as certain investor, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, we cannot control the cybersecurity plans and systems put in place by these third parties and ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Privacy and information security laws and regulation changes, and compliance with those changes, may also result in cost increases due to system changes and the development of new administrative processes.

Additionally, investments of Sixth Street’s funds, including the Fund, and other Sixth Street entities have involved and may in the future involve companies that have experienced cyber-events and that, given the rise of cybersecurity incidents, may become involved in future cyber events. Cybersecurity events also could affect other Sixth Street and/or affiliated entities. Such cyber security attacks are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data.

A cybersecurity breach may cause the Fund to lose proprietary information, suffer data corruption or expose information to misuse. Sensitive information which may be breached in the event of a cybersecurity threat includes, without limitation, information regarding the Fund’s investment activities and shareholders. Cybersecurity breaches of Sixth Street’s and the Fund’s third-party service providers or portfolio investments may also subject the Fund to many of the same risks associated with direct cybersecurity breaches. If such events were to materialize, they could, among other things, (i) lead to losses of sensitive information or capabilities essential to Sixth Street’s, the Fund’s, and/or the Fund’s portfolio company’s operations, (ii) have a material adverse effect on Sixth Street’s, the Fund’s and/or the portfolio company’s reputations, financial positions, results of operations or cash flows, (iii) lead to financial losses from remedial actions, loss of business or potential liability, or (iv) lead to the disclosure of Fund shareholders’ personal information or other sensitive information.

The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Sixth Street’s, the Fund’s and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information of any shareholder (and, if applicable, its underlying investors or beneficial owners and/or control persons) or information relating to any portfolio company. Such a failure could result in reputational harm to Sixth Street, the Fund and/or the affected portfolio investment, subject any such entity and its affiliates to legal claims and otherwise adversely affect its business and financial performance. Cybersecurity risks also require us to undertake ongoing preventative measures and to incur compliance costs.

Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval.

Our Board has the authority to change our investment objective and modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be a BDC and we may not withdraw our election as a BDC. We cannot predict the effect any changes to our current operating policies or strategies would have on our business, operating results and value of our Common Shares. Nevertheless, the effects may adversely affect our business and impact our ability to pay dividends.

The interest rates of our debt investments to our portfolio companies and any indebtedness that we may incur that extends beyond 2023 might be subject to change based on recent regulatory changes.

Changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, may adversely affect our debt investments.

On December 31, 2021, GBP, CHF, EUR and JPY LIBOR, as well as 1-week and 2-month tenors of USD LIBOR were discontinued. The UK Financial Conduct Authority (“FCA”), which regulates LIBOR, has noted in a March 5, 2021 announcement that June 30, 2023 is the cessation date for the other five tenors (overnight, 1-month, 3-month, 6-month, and 12-month). The FCA also plans to publish “synthetic” 1-month, 3-month and 6-month rates for GBP and JPY LIBOR for a limited time. New York State legislation was signed into law to aid “tough legacy” LIBOR contracts. Other legislative solutions are being pursued at the Federal level in the U.S., however, there continues to be uncertainty regarding the scope and timing of such legislation. To accelerate the transition away from LIBOR, the Federal Reserve Board (the U.S. Federal Reserve System or the “FRS”), Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency issued joint supervisory guidance to cease entering into new contracts referencing USD LIBOR after December 31, 2021 (note there are limited exceptions related to derivative product use).

As an alternative to LIBOR, the FRS, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has recommended replacing U.S.-dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and our existing financial instruments which reference LIBOR. While some instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology, not all instruments may have such provisions and there is significant uncertainty regarding the effectiveness of any such alternative methodologies. Abandonment of or modifications to LIBOR could lead to significant short-term and long-term uncertainty and market instability. We and our portfolio companies may need to amend or restructure our LIBOR-based debt instruments, if any, and any related hedging arrangements that extend beyond June 30, 2023, depending on the existing contractual provisions (i.e., fallback language). Such amendments and restructurings may be difficult, costly and time consuming. In addition, from time to time we invest in floating rate loans and investment securities whose interest rates are indexed to LIBOR. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR, or any changes announced with respect to such reforms, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates and the value of LIBOR-based loans and securities, including those of other issuers we may in the future own. It remains uncertain how such changes would be implemented and the effects such changes would have on us, issuers of instruments in which we invest and financial markets generally.

The expected discontinuation of LIBOR could have a significant impact on our business. There could be significant operational challenges for the transition away from LIBOR including, but not limited to, amending loan agreements with borrowers on investments that may have not been modified with fallback language and adding effective fallback language to new agreements in the event that LIBOR is discontinued before maturity. Beyond these challenges, we anticipate there may be additional risks to our current processes and information systems that will need to be identified and evaluated by us. Due to the uncertainty of the replacement for LIBOR, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined. In addition, the cessation of LIBOR could:

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Adversely impact the pricing, liquidity, value of, return on and trading for a broad array of financial products, including any LIBOR-linked securities, loans and derivatives that may be included in our assets and liabilities;

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Require extensive changes to documentation that governs or references LIBOR or LIBOR-based products, including, for example, pursuant to time-consuming renegotiations of documentation to modify the terms of investments;

•	Result in inquiries or other actions from regulators in respect of our preparation and readiness for the replacement of LIBOR with one or more alternative reference rates;

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Result in disputes, litigation or other actions with portfolio companies, or other counterparties, regarding the interpretation and enforceability of provisions in our LIBOR-based investments, such as fallback language or other related provisions, including, in the case of fallbacks to the alternative reference rates, any economic, legal, operational or other impact resulting from the fundamental differences between LIBOR and the various alternative reference rates;

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Require the transition and/or development of appropriate systems and analytics to effectively transition our risk management processes from LIBOR-based products to those based on one or more alternative reference rates, which may prove challenging given the limited history of the proposed alternative reference rates; and

•	Cause us to incur additional costs in relation to any of the above factors.

There is no guarantee that a transition from LIBOR to an alternative will not result in financial market disruptions, significant increases in benchmark rates, or borrowing costs to borrowers, any of which could have a material adverse effect on our business, result of operations, financial condition, and unit price. In addition, the transition to a successor rate could potentially cause (i) increased volatility or illiquidity in markets for instruments that currently rely on LIBOR, (ii) a reduction in the value of certain instruments that will be held by the Fund, or (iii) reduced effectiveness of related Fund transactions, such as hedging. It remains uncertain how such changes would be implemented and the effects such changes would have on the Fund, issuers of instruments in which the Fund invests and financial markets generally.

Changes in tax laws, including the Tax Cuts and Jobs Act may adversely affect our business.

Recent changes to U.S. tax laws, including the Tax Cuts and Jobs Act enacted on December 22, 2017 (“Tax Reform”) and the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 (the “CARES Act”) have made significant changes to the U.S. federal income tax system. Among other things, Tax Reform may limit the ability of borrowers to fully deduct interest expense. This could potentially affect the loan market, for example by impacting the demand for loans available from us or the terms of such loans. Further changes could be made under the new Presidential administration in the United States. Such changes to the tax laws, including changes to interest deductibility, utility of net operating losses and other provisions of Tax Reform or of future legislation or regulatory guidance could also in certain circumstances increase the U.S. tax burden on our portfolio assets which, in turn, could negatively impact their ability to service their interest expense obligations to us. Prospective investors are urged to consult with their own advisors about the potential effects of Tax Reform and other changes in tax laws on the loan market and about the tax consequences of an investment in us.

The United Kingdom’s exit from the European Union may create significant risks and uncertainty for global markets and the Fund’s investments.

The U.K. formally left the E.U. on January 31, 2020, followed by an implementation period which expired on December 31, 2020. During the implementation period, on December 30, 2020, the U.K. and the E.U. signed a trade and cooperation agreement (the “TCA”) to govern their on-going relationship. The TCA was officially ratified by the U.K. Parliament on December 30, 2020, and was ratified by the E.U. Parliament and Council on April 27, 2021. The TCA entered into force on May 1, 2021.

Although it is probable that any adverse effects flowing from the U.K.’s withdrawal from the E.U. will principally affect the U.K. (and those having an economic interest in, or connected to, the U.K.), given the size and global significance of the U.K.’s economy, the impact of the withdrawal is unpredictable and likely to be an ongoing source of instability, produce significant currency fluctuations, and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). The withdrawal of the U.K. from the E.U. could therefore adversely affect us. In addition, although it seems less likely now than at the time of Britain’s referendum, the withdrawal of the U.K. from the E.U. could have a further destabilizing effect if any other member states were to consider withdrawing from the E.U., presenting similar and/or additional potential risks and consequences to our business and financial results.

Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital, which would harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the prior standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in our private offering of Common Shares cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend the offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in the offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.

Our Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a shareholder’s ability to bring a claim or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Fund to incur additional costs associated with such action.

Our Declaration of Trust provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Fund, (ii) any action asserting a claim of breach of a duty owed by any trustee, officer or other agent of the Fund to the Fund or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Title 12 of the Delaware Code, Delaware statutory or common law, our Declaration of Trust, or (iv) any action asserting a claim governed by the internal affairs doctrine (for the avoidance of doubt, including any claims brought to interpret, apply or enforce the federal securities laws of the United States, including, without limitation, the 1940 Act or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder) shall be the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. In addition, our Declaration of Trust provides that no shareholder may maintain a derivative action on behalf of the Fund unless holders of a certain percentage of the outstanding shares, as disclosed in our Declaration of Trust, join in the bringing of such action. These provisions of our Declaration of Trust may make it more difficult for shareholders to bring a derivative action than a company without such provisions.

Our Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions and proceedings. Any person purchasing or otherwise acquiring any of our Common Shares shall be deemed to have notice of and to have consented to these provisions of our Declaration of Trust. These provisions may limit a shareholder’s ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Fund or the Fund’s trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions or in other manners, which could have a material adverse effect on our business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither we nor any of our investors are permitted to waive compliance with any provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

No shareholder approval is required for certain mergers.

Our Board of Trustees may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers will not require shareholder approval so investors will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per share of the Fund. These mergers may involve funds managed by affiliates of the Adviser. The Board of Trustees may also convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident shareholders.

The COVID-19 pandemic is likely to materially and adversely affect our portfolio companies and the results of our operations, including our financial results.

In late 2019 and early 2020, the novel coronavirus SARS-CoV-2 and related respiratory disease COVID-19 emerged in China and spread rapidly across the world, including to the United States. This outbreak has led to, and for an unknown and potentially significant period of time will continue to lead to, disruptions in local, regional, national and global markets and economies affected thereby. To date, cross border commercial activity and market sentiment have been negatively impacted by the outbreak and government and other measures seeking to contain its spread. With respect to the U.S. credit markets, and upper middle market loans and the businesses of our portfolio companies in particular, this outbreak has resulted in, and is likely to continue to result in, among other things, government imposition of various forms of “stay at home” orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees; rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and upper middle market businesses; and liquidity issues. While these effects are hoped to be temporary, some effects could be persistent or even permanent. We cannot predict when, or if, the impacts of the COVID-19 pandemic may lessen, including whether new variants will emerge and how severe they will be. As a result, these conditions could result in (i) increased draws by some eligible borrowers on revolving lines of credit and/or (ii) increased requests by some borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans. Further, volatility and disruption of these markets has led to greater volatility in pricing and spreads, and may lead to difficulty in valuing loans during these periods. This outbreak and its effects are having, and the effects of any future outbreaks could have, an adverse impact on our portfolio companies and us and on the markets and the economy in general, and that impact could be material.

From an operational perspective, the effects of the COVID-19 pandemic could materially and adversely disrupt our business operations and the operations of the Adviser, including the guidelines and restrictions put in place by federal, state and local governments that may cause a potentially significant duration of remote working.

Moreover, the effects of the COVID-19 pandemic may heighten the other risk factors described herein. It is currently impossible to determine the scope of this or any future outbreak, how long any such outbreak, market disruption, volatility or uncertainty may last, the effect any governmental actions will have or the full potential impact on us, the Adviser and our portfolio companies.

Inflation and Supply Chain Risk

Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, countries may impose wage and price controls or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on the level of economic activity. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on the Fund’s returns.

Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, a rise in energy prices and strong consumer demand as economies continue to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our obligors’ profit margins.

Additionally, the continuing trade dispute between the United States and China, pursuant to which both countries have, among other things, imposed tariffs on one another, has had an adverse economic effect on U.S. markets and international trade more broadly. This adverse economic effect is likely to become more pronounced if the dispute remains unresolved, which could have a material adverse impact on the Fund’s portfolio investments. For example, existing and any additional supply chain and other laws, regulations, or executive orders by either country that restrict or prohibit transactions or impose requirements or limitations on business could impair the ability of U.S.-based companies (in which the Fund is likely to invest) to expand into markets in China and the ability of such companies’ to produce or obtain component parts necessary for production. Also, for the foreseeable future, the trade dispute will likely continue to be an ongoing source of instability, resulting in significant currency fluctuations, increased capital markets volatility, and other adverse effects on international markets, international trade agreements, and other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise), which could present similar and additional potential risks and consequences for the Funds and their portfolio investments.

We are currently operating in a period of disruption, volatility and uncertainty in the capital markets and in the economy generally.

The U.S. capital markets have experienced extreme volatility and disruption following the spread of COVID-19 in the United States and globally. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. The federal government and the Federal Reserve, as well as foreign governments and central banks, have implemented significant fiscal and monetary policies in response to these disruptions, and additional government and regulatory responses may be possible. These actions, future market disruptions and illiquidity could have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations and our ability to grow, and could have a material negative impact on our operating results and the fair values of our debt and equity investments.

We believe that attractive investment opportunities may present themselves during this volatile period as in other periods of market volatility, and we may have opportunities to make investments at compelling values. However, periods of market disruption and instability, like the one we are experiencing currently, may adversely affect our access to sufficient debt and equity capital in order to take advantage of attractive investment opportunities that are created during these periods. In addition, the debt capital that will be available in the future, if any, may be at a higher cost and on less favorable terms and conditions.

The current state of the economy and financial markets increases the likelihood of adverse effects on our financial position and results of operations.

The U.S. and global capital markets experienced extreme volatility and disruption in recent years, leading to periods of recessionary conditions and depressed levels of consumer and commercial spending. For instance, political uncertainty resulting from recent events, including changes to U.S. trade policies, the impact of the end of the transition period following United Kingdom’s exit from the European Union in January 2020 (“Brexit”), the provisional application of the EU-UK Trade and Cooperation Agreement and the transition of presidential power in the United States, has led to disruption and instability in the global markets. Disruptions in the capital markets increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We cannot assure investors that these conditions will not worsen. If conditions worsen, a prolonged period of market illiquidity could have a material adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results.

In addition, to the extent that recessionary conditions return, the financial results of small to mid-sized companies, like those in which we invest, will likely experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. Additionally, the end markets for certain of our portfolio companies’ products and services have experienced, and continue to experience, negative economic trends. The performances of certain of our portfolio companies have been, and may continue to be, negatively impacted by these economic or other conditions, which may ultimately result in:

•	our receipt of a reduced level of interest income from our portfolio companies;

•	decreases in the value of collateral securing some of our loans and the value of our equity investments; and

•	ultimately, losses or charge-offs related to our investments.

Uncertainty about financial stability could have a significant adverse effect on our business, results of operations and financial condition.

Due to federal budget deficit concerns, S&P downgraded the federal government’s credit rating from AAA to AA+ for the first time in history on August 5, 2011. Further, Moody’s and Fitch warned that they may downgrade the federal government’s credit rating. Further downgrades or warnings by S&P or other rating agencies, and the government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our Common Shares. Also, to the extent uncertainty regarding any economic recovery in Europe and Brexit continue to negatively impact consumer confidence and consumer credit factors, our business and results of operations could be significantly and adversely affected.

In October 2014, the Federal Reserve announced that it was concluding its bond-buying program, or quantitative easing, which was designed to stimulate the economy and expand the Federal Reserve’s holdings of long-term securities, suggesting that key economic indicators, such as the unemployment rate, had showed signs of improvement since the inception of the program. It is unclear what effect, if any, the conclusion of the Federal Reserve’s bond-buying program will have on the value of our investments. However, it is possible that, without quantitative easing by the Federal Reserve, these developments, along with the United States government’s credit and deficit concerns and the European sovereign debt crisis, could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. Additionally, after raising the target range for the federal funds rate in 2017 and 2018, the Federal Reserve lowered the target rate three times in 2019 and two times in 2020. In December 2021, the Federal Reserve indicated that it intends to increase the target range for the federal fund rates in 2022. Further changes in key economic indicators, such as the unemployment rate or inflation, could lead to changes to the target range for the federal funds rate that may cause instability or may negatively impact our ability to access the debt markets on favorable terms.

As a result of the 2020 U.S. election, the Democratic Party currently controls the executive branch of government, the Senate, and the House of Representatives. The Democratic Party’s consolidation of power, while a bare majority in the Senate, makes it more likely that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change or amendment include the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the authority of the Federal Reserve and the Financial Stability Oversight Council. These or other regulatory changes could result in greater regulation of nonbank lenders such as us. The United States may also potentially withdraw from, renegotiate or enter into various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a significant adverse effect on our business, financial condition and results of operations.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of the portfolio companies in which we make investments may be susceptible to economic slowdowns or recessions and during these periods may be unable to repay the loans we made to them. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record our investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our and our portfolio companies’ funding costs, limit our and our portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to us or our portfolio companies. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

Risks Related to Our Portfolio Company Investments

Our investments are very risky and highly speculative.

We primarily invest in first-lien debt, second-lien debt, mezzanine and unsecured debt or equity or other securities issued by upper middle-market companies. The companies in which we intend to invest are typically highly leveraged, and, in most cases, our investments in these companies are not rated by any rating agency. If these instruments were rated, we believe that they would likely receive a rating of below investment grade (that is, below BBB- or Baa3, which is often referred to as “junk”). Exposure to below investment grade instruments involves certain risks, including speculation with respect to the borrower’s capacity to pay interest and repay principal.

First-Lien Debt. When we make a first-lien loan, we generally take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien is, or could become, subordinated to claims of other creditors. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we need to enforce our remedies. In addition, in connection with our “last out” first-lien loans, we enter into agreements among lenders. Under these agreements, our interest in the collateral of the first-lien loans may rank junior to those of other lenders in the loan under certain circumstances. This may result in greater risk and loss of principal on these loans.

Second-Lien and Mezzanine Debt. Our investments in second-lien and mezzanine debt generally are subordinated to senior loans and will either have junior security interests or be unsecured. As such, other creditors may rank senior to us in the event of insolvency. This may result in greater risk and loss of principal.

Equity and Other Investments. When we invest in first-lien debt, second-lien debt or mezzanine debt, we may acquire equity securities, such as warrants, options and convertible instruments. In addition, we may invest directly in the equity securities of portfolio companies. We seek to dispose of these equity interests and realize gains upon our disposition of these interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Preferred Shares. To the extent we invest in preferred securities, we may incur particular risks, including:

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preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for U.S. federal income tax purposes before we receive such distributions;

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preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore are subject to greater credit risk than more senior debt instruments; and

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generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board; generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights

In addition, our investments generally involve a number of significant risks, including:

•

the companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

the companies in which we invest typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

the companies in which we invest are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

the companies in which we invest generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•

the debt investments in our portfolio generally have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity;

•	our executive officers, directors and Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies;

•

the companies in which we invest generally have less publicly available information about their businesses, operations and financial condition and, if we are unable to uncover all material information about these companies, we may not make a fully informed investment decision; and

•

the companies in which we invest may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Subordinated Debt. Our subordinated debt investments will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash income. Because we will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will be of greater risk than amortizing loans.

Non-U.S. Securities. We may invest in non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies, to the extent permitted by the 1940 Act. Because evidence of ownership of such securities usually is held outside the United States, we would be subject to additional risks if we invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to shareholders located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations.

Junior, Unsecured Securities. Our strategy may entail acquiring securities that are junior or unsecured instruments. While this approach can facilitate obtaining control and then adding value through active management, it also means that certain of the Fund’s investments may be unsecured. If a portfolio company becomes financially distressed or insolvent and does not successfully reorganize, we will have no assurance (compared to those distressed securities investors that acquire only fully collateralized positions) that we will recover any of the principal that we have invested. Similarly, investments in “last out” pieces of unitranche loans will be similar to second lien loans in that such investments will be junior in priority to the “first out” piece of the same unitranche loan with respect to payment of principal, interest and other amounts. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will be able to collect on the debt should it be forced to enforce its remedies.

While such junior or unsecured investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking more senior to such investments and may benefit from cross-default provisions and security over the issuer’s assets, some or all of such terms may not be part of particular investments. Moreover, our ability to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under typical subordination terms, senior creditors are able to block the acceleration of the junior debt or the exercise by junior debt holders of other rights they may have as creditors. Accordingly, we may not be able to take steps to protect investments in a timely manner or at all, and there can be no assurance that our rate of return objectives or any particular investment will be achieved. In addition, the debt securities in which we will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and are not expected to be rated by a credit rating agency.

Early repayments of our investments may have a material adverse effect on our investment objectives. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity investments may become worthless.

There can be no assurance that attempts to provide downside protection through contractual or structural terms with respect to our investments will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk. Furthermore, we have limited flexibility to negotiate terms when purchasing newly issued investments in connection with a syndication of mezzanine or certain other junior or subordinated investments or in the secondary market.

“Covenant-lite” Obligations. We may invest in, or obtain exposure to, obligations that may be “covenant- lite,” which means such obligations lack certain financial maintenance covenants. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower, as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan we hold begin to deteriorate in quality, our ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may in turn delay our ability to seek to recover its investment.

Restructurings. Investments in companies operating in workout or bankruptcy modes present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action.

Investing in upper middle market companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

Investments in upper middle market companies involve the same risks that apply generally to investments in larger, more established companies. However, such investments have more pronounced risks in that upper middle market companies:

•

may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained in connection with our investment;

•

have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tends to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•

are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, Trustees and members of the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

An investment strategy focused primarily on privately-held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We intend to invest primarily in privately-held companies. Investments in private companies may pose greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. Second, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our investments and, in turn, on us. Third, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal repayment schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns. Fourth, little public information generally exists about private companies. Further, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. The Adviser would typically assess an investment in a portfolio company based on the Adviser’s estimate of the portfolio company’s earnings and enterprise value, among other factors, and these estimates may be based on limited information and may otherwise be inaccurate, causing the Adviser to make different investment decisions than it may have made with more complete information. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to determine all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

The value of most of our portfolio securities will not have a readily available market price and we value these securities at fair value as determined in good faith by our Board, which valuation is inherently subjective, may not reflect what we may actually realize for the sale of the investment and could result in a conflict of interest with the Adviser.

Investments are valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Board, which is supported by the valuation committee of our Adviser and by the audit committee of our Board. The Board intends to retain independent providers of financial advisory and investment banking services to assist the Board by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Adviser will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Adviser in our valuation process could result in a conflict of interest, since the Management Fee is based in part on our gross assets.

Factors that we may consider in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to similar publicly traded companies, discounted cash flow and other relevant factors. Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our Common Shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Decreases in the market values or fair values of our investments are recorded as unrealized losses. The effect of all of these factors on our portfolio can reduce our net asset value by increasing net unrealized losses in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

The lack of liquidity in our investments may adversely affect our business.

We generally make loans to private companies. There may not be a ready market for our loans and certain loans may contain transfer restrictions, which may also limit liquidity. The illiquidity of these investments may make it difficult for us to sell positions if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we hold a significant portion of a company’s equity or if we have material nonpublic information regarding that company.

Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Our portfolio is currently invested in a limited number of portfolio companies and industries and may continue to be in the near future. Beyond the asset diversification requirements associated with our qualification as a RIC for U.S. federal income tax purposes, we do not have fixed guidelines for diversification. While we are not targeting any specific industries, our investments may be focused on relatively few industries. For example, although we classify the industries of our portfolio companies by end-market (such as healthcare, and business services) and not by the products or services (such as software) directed to those end-markets, many of our portfolio companies principally provide software products or services, which exposes us to downturns in that sector. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns.

We may securitize certain of our investments, which may subject us to certain structured financing risks.

We may securitize certain of our investments in the future, including through the formation of one or more collateralized loan obligations, or CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in that entity on a non-recourse or limited-recourse basis to purchasers.

If we were to create a CLO or other securitization vehicle, we would depend on distributions from the vehicle to pay dividends to our shareholders. The ability of a CLO or other securitization vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO or other securitization vehicle equity interest, to receive cash flow from these investments. We cannot assure investors that any such performance tests would be satisfied. Also, a CLO or other securitization vehicle may take actions that delay distributions to preserve ratings and to keep the cost of present and future financings lower or the financing vehicle may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of its debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO or other securitization vehicle, or cash flow may be completely restricted for the life of the CLO or other securitization vehicle.

In addition, a decline in the credit quality of loans in a CLO or other securitization vehicle due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force the sale of certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to our shareholders. If we were to form a CLO or other securitization vehicle, to the extent that any losses were incurred by the financing vehicle in respect of any collateral, these losses would be borne first by us as owners of its equity interests. Any equity interests that we were to retain in a CLO or other securitization vehicle would not be secured by its assets and we would rank behind all of its creditors.

A CLO or other securitization vehicle, if created, also would likely be consolidated in our financial statements and consequently affect our asset coverage ratio, which may limit our ability to incur additional leverage. See “ITEM 1. BUSINESS – Regulation as a Business Development Company.”

Because we generally do not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over those portfolio companies or prevent decisions by management of those portfolio companies that could decrease the value of our investments.

We are a lender, and loans (and any equity investments we make) typically will be non-controlling investments, meaning we will not be in a position to control the management, operation and strategic decision-making of the companies we invest in (outside of, potentially, the context of a restructuring, insolvency or similar event). As a result, we will be subject to the risk that a portfolio company we do not control, or in which we do not have a majority ownership position, may make business decisions with which we disagree, and the equity holders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to our interests. We may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

We are exposed to risks associated with changes in interest rates.

The majority of our debt investments are based on floating rates, such as LIBOR, EURIBOR, the Federal Funds Rate, the Prime Rate or the SOFR. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our Common Shares and our rate of return on invested capital. On one hand, a reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net interest income, which also could be negatively impacted by our borrowers making prepayments on their loans. On the other hand, an increase in interest rates could increase the interest repayment obligations of our borrowers and result in challenges to their financial performance and ability to repay their obligations.

An increase in interest rates could also decrease the value of any investments we hold that earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Moreover, an increase in interest rates available to investors could make investment in our Common Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Common Shares. Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could adversely affect our business. See “ —Risks Related to Economic Conditions—Uncertainty about financial stability could have a significant adverse effect on our business, results of operations and financial condition.”

A rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase in the amount of the Incentive Fee payable to the Adviser.

We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. See “ —Risks Related to Our Portfolio Company Investments—We expose ourselves to risks when we engage in hedging transactions.”

We may not be able to realize expected returns on our invested capital.

We may not realize expected returns on our investment in a portfolio company due to changes in the portfolio company’s financial position or due to an acquisition of the portfolio company. If a portfolio company repays our loans prior to their maturity, we may not receive our expected returns on our invested capital. Many of our investments are structured to provide a disincentive for the borrower to pre-pay or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.

Middle-market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on our commitment, we would not realize our expected return. Similarly, in many cases companies will seek to restructure or repay their debt investments or buy our other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of our investment.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

Our portfolio companies in some cases may incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies.

Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, those instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under the debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically would be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying those holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The rights we may have with respect to the collateral securing certain loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements or agreements among lenders. Under these agreements, we may forfeit certain rights with respect to the collateral to holders with prior claims. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of those enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as lenders are adversely affected.

We may be exposed to special risks associated with bankruptcy cases.

One or more of our portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we cannot assure investors that a bankruptcy court would not approve actions that may be contrary to our interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower. If one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays, and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender liability claim (alleging that we misused our influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from us and we provide that assistance.

Our failure to make follow-on investments in our portfolio companies could impair the value of our investments.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our investment

We may elect not to make follow-on investments, may be constrained in our ability to employ available funds, or otherwise may lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. However, doing so could be placing even more capital at risk in existing portfolio companies.

The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our tax status.

Our ability to enter into transactions with our affiliates is restricted.

The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of our Independent Trustees and, in some cases, exemptive relief from the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and the Fund is generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our Independent Trustees and, in some cases, exemptive relief from the SEC. If a person acquires more than 25% of our voting securities, we are prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.

The decision by Sixth Street, our Adviser or their affiliates to allocate an opportunity to another entity could cause us to forgo an investment opportunity that we otherwise would have made. Absent an exemptive order from the SEC, we also generally will be unable to invest in any issuer in which Sixth Street and its other affiliates or a fund managed by Sixth Street or its other affiliates has previously invested or in which they are making an investment. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. These restrictions may limit the scope of investment opportunities that would otherwise be available to us.

Although, as a general matter, Section 17 of the 1940 Act restricts the ability of registered investment companies and BDCs to engage in transactions with “affiliated persons,” investment companies and BDCs may rely on historical interpretations of the 1940 Act or regulations promulgated under Section 17 to engage in such transactions in certain limited circumstances, or alternatively may apply to the SEC for an individualized exemptive order that permits a broader range of affiliated transactions (commonly known as a “co-investment order”), subject to a variety of conditions and requirements to be found in each such co-investment order. The existing BDC managed by Sixth Street, Sixth Street Specialty Lending, Inc. (“SLX”), is currently subject to such an order. In addition, Sixth Street has applied to the SEC to obtain an amended co-investment order (the “Amended Order”) that would replace the existing order and that would also apply to the Fund, as well as SLX and any future BDC or other investment company sponsored by Sixth Street. If such Amended Order is obtained, pursuant to and subject to the requirements of the order, the Fund will be permitted to co-invest alongside Sixth Street Clients in a broader range of affiliated transactions.

Pursuant to the Amended Order, any potential co-investment transaction that meets the Fund’s investment objectives and strategies, or criteria established by the Board (“Board-Established Criteria”), must be made available to the Fund, though, as discussed below, the Fund will not have priority over other Sixth Street Clients when investing in opportunities made available to it. The Board-Established Criteria are required to be consistent with the Fund’s objectives and strategies. If no Board-Established Criteria are in effect, then the all potential co-investment transactions that fall within the Fund’s then-current investment objectives and strategies will be made so available to the Fund. Any Board-Established Criteria established by the Board will be objective and testable, meaning that they will be based on observable information, such as industry/sector of the issuer, minimum EBITDA of the issuer, or asset class of the investment opportunity or required commitment size – and not on characteristics that involve a discretionary assessment. The Board has yet to approve any Board-Established Criteria. The Adviser may from time to time recommend criteria for the Board’s consideration, but Board-Established Criteria will only become effective if approved by a majority of the Fund’s Independent Trustees. The Independent Trustees may at any time rescind, suspend or qualify its approval of any Board-Established Criteria, though it is anticipated that, under normal circumstances, the Board would not modify these criteria more often than quarterly.

Any acquisitions or strategic investments that we pursue are subject to risks and uncertainties.

We have pursued and may continue to pursue growth through acquisitions or strategic investments in new businesses. Completion and timing of any such acquisitions or strategic investments may be subject to a number of contingencies, including the uncertainty in reaching a commercial agreement with our counterparty, our ability to obtain required board, shareholder and regulatory approvals, as well as any required financing (or the risk that these are obtained subject to terms and conditions that are not anticipated). The announcement or consummation of any transaction also may adversely impact our business relationships or engender competitive responses.

Acquisitions could involve numerous additional risks, such as unanticipated litigation, unexpected costs, liabilities, charges or expenses resulting from a transaction, the inability to generate sufficient revenue to offset acquisition costs and any changes in general economic or industry specific conditions. There can be no assurance that the integration of an acquired business will be successful or that an acquired business will prove to be profitable or sustainable. The failure to integrate successfully or to manage the challenges presented by an integration process may adversely impact our financial results. In addition, the proposal and negotiation of acquisitions or strategic investments, whether or not completed, as well as the integration of those businesses into our existing portfolio, could result in substantial expenses and the diversion of our Adviser’s time, attention and resources from our day-to-day operations.

Our ability to manage our growth through acquisitions or strategic investments will depend, in part, on our success in addressing these risks. Any failure to effectively implement our acquisition or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations.

We cannot guarantee that we will be able to obtain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

We may be required to obtain various state licenses to, among other things, originate commercial loans, and may be required to obtain similar licenses from other authorities, including outside of the United States, in the future in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. We cannot assure investors that we will maintain or obtain all of the licenses that we need on a timely basis. We also are and will be subject to various information and other requirements to maintain and obtain these licenses, and we cannot assure investors that we will satisfy those requirements. Our failure to maintain or obtain licenses that we require, now or in the future, might restrict investment options and have other adverse consequences.

Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy may include potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, U.S. trade policy, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Uncertainty in the wake of Brexit could also have negative impacts on both the U.K. economy and the economies of other countries in Europe. In addition, interest income derived from loans to foreign companies is not eligible to be distributed to our non-U.S. shareholders free from withholding taxes.

Although most of our investments will be U.S. dollar-denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital gains and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure investors that such strategies will be effective or without risk to us.

We expose ourselves to risks when we engage in hedging transactions.

We may enter into hedging transactions, which may expose us to risks associated with such transactions. We may seek to utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates and the relative value of certain debt securities from changes in market interest rates. Use of these hedging instruments may include counterparty credit risk. To the extent we have non-U.S. investments, particularly investments denominated in non-U.S. currencies, our hedging costs will increase.

Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions were to decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions were to increase. It also may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging strategy will depend on our ability to correctly identify appropriate exposures for hedging, such as currency exchange rate risk and interest rate risk related to specific portfolio companies. We may enter into fixed-to-floating interest rate swaps to continue to align the interest rates of our liabilities with our investment portfolio, which we expect to consist of predominately floating rate loans. However, unanticipated changes in currency exchange rates or other exposures that we might hedge may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary, as may the time period in which the hedge is effective relative to the time period of the related exposure.

For a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the positions being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Income derived from hedging transactions also is not eligible to be distributed to non-U.S. shareholders free from withholding taxes. Changes to the regulations applicable to the financial instruments we use to accomplish our hedging strategy could affect the effectiveness of that strategy.

Finally, the SEC has recently adopted Rule 18f-4, which constrains our ability to use swaps and other derivatives. Among other requirements, the rule would force us to reduce our use of derivatives, unless we were to qualify as a limited derivatives user under the rule, if the value-at-risk of our investment portfolio including our swap or derivative positions, exceeds 200 percent of a “designated reference portfolio,” which is a designated index that is unleveraged and reflects the market or asset classes in which we invest or our securities portfolio. If we could not identify a suitable reference portfolio, our value-at-risk would not be permitted to exceed 20% of our net assets. In addition, we are required under the final rule to establish a risk management program for our use of swaps or other derivative positions. Based on our anticipated use of derivatives primarily for interest rate hedging purposes, we expect to qualify as a limited derivatives user under the rule. However, we cannot assure investors that we will be treated as a limited derivatives user or that our approach to our use of derivatives will not change.

The market structure applicable to derivatives imposed by the Dodd-Frank Act may affect our ability to use over-the-counter (“OTC”) derivatives for hedging purposes.

The Dodd-Frank Act enacted, and the Commodity Futures Trading Commission, or CFTC, and SEC have issued or proposed rules to implement, both broad new regulatory requirements and broad new structural requirements applicable to OTC derivatives markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.

Recent and anticipated regulatory changes require that certain types of OTC derivatives, including those that we may use for hedging activities such as interest rate and credit default swaps, be cleared and traded on regulated platforms, and these regulatory changes are expected to apply to foreign exchange transactions in the future. Our cleared OTC derivatives are subject to margin requirements established by regulated clearinghouses, including daily exchanges of cash variation (or mark-to-market) margin and an upfront posting of cash or securities initial margin to cover the clearinghouse’s potential future exposure to the default of a party to a particular OTC derivatives transaction. U.S. regulators have also adopted rules imposing margin requirements for OTC derivatives executed with registered swap dealers or security-based swap dealers that are not cleared. The margin requirements for cleared and uncleared OTC derivatives may require that our Adviser, in order to maintain its exclusion from commodity pool operator (“CPO”) registration under CFTC Rule 4.5, limit our ability to enter into hedging transactions or to obtain synthetic investment exposures, in either case adversely affecting our ability to mitigate risk. Furthermore, any failure by us to fulfill any collateral requirement (e.g., a so-called “margin call”) may result in a default and could have a material adverse impact on our business, financial condition and results of operations.

The Dodd-Frank Act and the rules adopted by the CFTC and SEC thereunder also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of derivatives, and recordkeeping requirements. Taken as a whole, these changes could significantly increase the cost of using uncleared OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure we are able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to us to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by us, all of which could adversely impact our investment returns.

If we cease to be eligible for an exemption from regulation as a commodity pool operator, our compliance expenses could increase substantially.

Our Adviser intends to file with the National Futures Association a notice of exclusion from registration with the CFTC as a commodity pool operator (“CPO”) pursuant to CFTC Rule 4.5. CFTC Rule 4.5 relieves our Adviser from registering with the CFTC as the CPO of us, so long as we:

•	continue to be regulated by the SEC as a BDC;

•	confine our trading in CFTC-regulated derivatives within specified thresholds; and

•	are not marketed to the public as a commodity pool or as a vehicle for trading in CFTC-regulated derivatives.

If we were unable to satisfy the conditions of CFTC Rule 4.5 in the future, our Adviser may be subject to registration with the CFTC as a CPO, unless it can rely on a different exclusion, exemption or no-action relief. Registered CPOs must comply with numerous substantive regulations related to disclosure, reporting and recordkeeping, and are required to become members of the NFA, and be subject to the NFA’s rules and bylaws. Compliance with these additional registration and regulatory requirements could increase our expenses and impact performance.

Our portfolio investments may present special tax issues.

Investments in below-investment grade debt instruments and certain equity securities may present special tax issues for us. U.S. federal income tax rules are not entirely clear about certain issues, including when we may cease to accrue interest, original issue discount or market discount, when and to what extent certain deductions may be taken for bad debts or worthless equity securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. These matters could cause us to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require us to make taxable distributions to our shareholders to maintain our RIC status or preclude the imposition of either U.S. federal corporate income or excise taxation. Additionally, because such taxable income may not be matched by corresponding cash received by us, we may be required to borrow money or dispose of other investments to be able to make distributions to our shareholders. These and other issues will be considered by us, to the extent determined necessary, so that we aim to minimize the level of any U.S. federal income or excise tax that we would otherwise incur.

If we are not treated as a publicly offered regulated investment company, certain U.S. shareholders will be treated as having received a dividend from us in the amount of such U.S. shareholders’ allocable share of the Management and Incentive Fees paid to our investment adviser and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholders.

We expect to be treated as a “publicly offered regulated investment company” as a result of our Common Shares being treated as regularly traded on an established securities market. However, we cannot assure investors that we will be treated as a publicly offered regulated investment company for all years. For example, if our shares are not treated as regularly traded and we are not held by more than 500 persons at all times during the taxable year, we might not be treated as a publicly offered regulated investment company. If we are not treated as a publicly offered regulated investment company for any calendar year, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. shareholder’s allocable share of the Management Fees and Incentive Fees paid to our Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026.

There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind interest.

Original issue discount, or OID, may arise if we hold securities issued at a discount, receive warrants in connection with the making of a loan, or in certain other circumstances. OID creates the risk that Incentive Fees will be paid to the Adviser based on non-cash accruals that ultimately may not be realized, while the Adviser will be under no obligation to reimburse us for these fees.

The higher interest rates of OID instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID instruments generally represent a significantly higher credit risk than coupon loans. Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID income may also create uncertainty about the source of our cash dividends.

For accounting purposes, any cash dividends to shareholders representing OID income are not treated as coming from paid-in capital, even if the cash to pay them comes from the proceeds of issuances of our Common Shares. As a result, despite the fact that a dividend representing OID income could be paid out of amounts invested by our shareholders, the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.

Payment-in-kind, or PIK, interest has the effect of generating investment income at a compounding rate, thereby further increasing the Incentive Fees payable to the Adviser. Similarly, all things being equal, the deferral associated with PIK interest also increases the loan-to-value ratio at a compounding rate.

Risks Related to Our Securities

An investment in our Common Shares will have limited liquidity.

Our Common Shares constitute illiquid investments for which there is not a secondary market and, unless we consummate an Exchange Listing, none is expected to develop. Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. A shareholder generally may not sell, assign or transfer its Common Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in our Common Shares for an extended period of time.

There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time.

We intend pay dividends on a quarterly basis to our shareholders out of assets legally available for distribution. We cannot assure investors that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash dividends or year-to-year increases in cash dividends. Our ability to pay dividends might be adversely affected by the impact of one or more of the risk factors described herein. Due to the asset coverage test applicable to us under the 1940 Act as a BDC or restrictions under our credit facilities, we may be limited in our ability to pay dividends. Although a portion of our expected earnings and dividend distributions will be attributable to net interest income, we do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter. This may result in substantial fluctuations in our quarterly dividend payments.

In some cases where we receive certain upfront fees in connection with loans we originate, we treat the loan as having OID under applicable accounting and tax regulations, even though we have received the corresponding cash. In other cases, however, we may recognize income before or without receiving the corresponding cash, including in connection with the accretion of OID. For other risks associated with debt obligations treated as having OID, see “ —Risks Related to Our Portfolio Company Investments—There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind interest.”

Therefore, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code, even though we may not have received the corresponding cash amount. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

To the extent that the amounts distributed by us exceed our current and accumulated earnings and profits, these excess distributions will be treated first as a return of capital to the extent of a shareholder’s tax basis in his or her shares and then as capital gain. Reducing a shareholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares.

The part of the Incentive Fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan, it is possible that accrued interest previously used in the calculation of the Incentive Fee will become uncollectible. Consequently, while we may make Incentive Fee payments on income accruals that we may not collect in the future and with respect to which we do not have a clawback right against our Adviser, the amount of accrued income written off in any period will reduce the income in the period in which the write-off is taken and thereby reduce that period’s Incentive Fee payment, if any.

In addition, the upper middle-market companies in which we intend to invest may be more susceptible to economic downturns than larger operating companies, and therefore may be more likely to default on their payment obligations to us during recessionary periods. Any such defaults could substantially reduce our net investment income available for distribution in the form of dividends to our shareholders.

Certain investors will be subject to Exchange Act filing requirements.

Because our Common Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our shareholders who hold more than 10% of a class of our Common Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Shareholders will bear the responsibility for making all Exchange Act filings to which they may be subject, and are responsible for monitoring their ownership in the Fund. Shareholders who fail to make required Exchange Act filings may face enforcement actions and fines from the SEC.

Our distributions to shareholders may be funded from expense reimbursements or waivers of investment advisory fees, some of which are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods, except as otherwise disclosed under the terms of this offering.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at the fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, our Board of Trustees. Decreases in the fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the fair value of our investments will reduce our NAV.

Investing in our securities may involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.

There are severe economic consequences for defaulting shareholders.

If shareholders fail to fund their commitment obligations or to make required capital contributions when due, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A shareholder’s failure to fund such amounts when due causes that shareholder to become a defaulting shareholder. A defaulting shareholder will have ten business days to cure its deficiency following the required funding date, after which the defaulting shareholder will forfeit its right to participate in future investments and 50% of its Common Shares will be transferred to the non-defaulting shareholders on a pro rata basis. If a substantial number of shareholders become defaulting shareholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting shareholder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such shareholder.

If the Fund fails to meet its contractual obligations related to a portfolio investment due to a defaulting shareholder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular portfolio investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular portfolio investment exceed the net assets attributable to that portfolio investment, the remaining assets of the Fund will likely be subject to such claim.

Our shareholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends and distributions declared by the Board on behalf of investors who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. See “ITEM 1. BUSINESS—Dividend Policy” and “ITEM 1. BUSINESS—Dividend Reinvestment Plan” for a description of our dividend policy and obligations.

In addition, the number of shares issued pursuant to the dividend reinvestment plan after an Exchange Listing will be determined based on the market price of our Common Shares, except in circumstances where the market price exceeds our most recently computed net asset value per share, in which case we will issue shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share. Accordingly, participants in the dividend reinvestment plan may receive a greater number of our Common Shares than the number of shares associated with the market price of our Common Shares, resulting in dilution for other shareholders. Shareholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our Common Shares over time.

Special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations. In this regard, until such time, if any, as our Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investment in our Common Shares by “benefit plan investors” (“Benefit Plan Investors”) to less than 25% of the total value of our Common Shares (within the meaning of the Plan Asset Regulations).

If, notwithstanding our intent, the assets of the Fund were deemed to constitute “plan assets” of any shareholder that is a Benefit Plan Investor under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a benefit plan investor who decides to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to a benefit plan investor that is an individual retirement account (an “IRA”) that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, to the extent that the Fund represents and/or covenants to any contractual counterparty that (1) the assets of the Fund are not assets of the Benefit Plan Investors that invest in the Fund and/or (2) the transactions entered into between the Fund and the Benefit Plan Investor that invest in the Fund do not constitute “prohibited transactions” under ERISA and the Code, and the applicable representation is untrue and/or the applicable covenant is not met, additional liabilities may be incurred, including as a result of the unwinding of the applicable contract.

Accordingly, until such time, if any, as our Common Shares constitute “publicly traded securities” within the meaning of the Plan Asset Regulations, we have the power, among other things, to (a) reject, in whole or in part, the subscription of any prospective investor to the Fund; (b) withhold consent to the transfer of Common Shares, including in circumstances where the Adviser determines necessary or desirable in order to facilitate compliance with ERISA or the Plan Asset Regulations; (c) restrict participation in the dividend reinvestment program such that Benefit Plan Investors are not permitted to participate, and (c) call Drawdown Purchases on a non-pro rata basis, and all Common Shares of the Fund shall be subject to such terms and conditions.

Risks related to warehousing transactions

We may enter into one or more warehousing transactions. We may not be able to consummate or realize the anticipated benefits from any such warehousing transaction. Under a warehousing transaction, we may agree to purchase assets from a warehouse provider at prices based on cost plus adjustments designed to give such warehousing provider the economic benefits of accrued but unpaid interest and structuring fees and original issue discount, while such warehouse provider holds the assets. As a result, we generally will not receive any benefit of holding the investments in a warehouse until we have acquired such assets from such warehouse provider, and certain benefits of the acquisition of the assets (such as discounted purchase prices resulting from structuring fees or original issue discount), may have deteriorated by the time we acquire the assets.

Purchases of assets from a warehouse provider will be at prices determined under the warehousing transaction regardless of the assets’ market prices at the time of such purchase. As a result, we may pay more or less than the current market value of such assets when we acquire them. We may be required to purchase such assets even if they are in default.

We may not be able to raise sufficient funds to purchase all of the assets in a warehouse. In that case, we will be obligated to, or to cause an affiliate to, assume management of such assets on behalf of the warehouse provider (including by transferring such assets to a different fund vehicle) and to cause the terms governing such fund vehicle to be substantially similar to fund vehicles of the same type that warehouse provider has invested in with the Fund or such affiliate, with economics more favorable to or substantially similar to the economics that the warehouse provider would have paid to the Fund as an investor in the Fund on an aggregate basis. Additionally, even if we have sufficient funds to purchase the assets in a warehouse, we may not have sufficient funds to make other investments. We may also borrow to obtain funds necessary to purchase assets from a warehouse.

General Risk Factors

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Shares and our ability to pay dividends.

Our business is highly dependent on the communications and information systems of the Adviser, its affiliates and third parties, including certain limited TPG-provided services (such as certain information technology services utilized by the Adviser on our behalf). Further, in the ordinary course of our business we or the Adviser engage certain third party service providers to provide us with services necessary for our business. Any failure or interruption of those systems or services, including as a result of the termination or suspension of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts;

•	outages due to idiosyncratic issues at specific providers; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect our ability to pay dividends to our shareholders.

Changes in laws or regulations governing our operations may adversely affect our business.

We and our portfolio companies are subject to regulation by laws and regulations at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, may be changed from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us or our portfolio companies to comply with these laws or regulations, could require changes to certain business practices of us or our portfolio companies, negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In particular, changes to the laws and regulations governing BDCs or the interpretation of these laws and regulations by the staff of the SEC could disrupt our business model. For example, tax reform legislation could have an adverse impact on us, the credit markets and our portfolio companies, to the extent the reduction in corporate tax rates or limitations on interest expense deductibility impact the credit markets and our portfolio companies. Any changes to the laws and regulations governing our operations or the U.S. federal income tax treatment of our assets may cause us to alter our investment strategy to avail ourselves of new or different opportunities. For more information on tax regulatory risks, see “Risks Related to our Portfolio Company Investments.”

Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

The Russian invasion of Ukraine may have a material adverse impact on us and our portfolio companies.

Commencing in 2021, Russian President Vladimir Putin ordered the Russian military to begin massing thousands of military personnel and equipment near its border with Ukraine and in Crimea, representing the largest mobilization since the illegal annexation of Crimea in 2014. President Putin has initiated troop movements into the eastern portion of Ukraine and continues to threaten an all-out invasion of Ukraine. On February 22, 2022, the United States and several European nations announced sanctions against Russia in response to Russia’s actions. On February 24, 2022, President Putin commenced a full-scale invasion of Russia’s pre-positioned forces into Ukraine, which could have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. Furthermore, the conflict between the two nations and the varying involvement of the United States and other NATO countries could preclude prediction as to their ultimate adverse impact on global economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives. Additionally, to the extent that third parties, investors, or related customer bases have material operations or assets in Russia or Ukraine, they may have adverse consequences related to the ongoing conflict.

The effect of global climate change may adversely affect our business and impact the operations of our portfolio companies.

We and our portfolio companies face risks associated with climate change including risks related to the impact of climate-and ESG-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations, which could negatively affect us or our portfolio companies and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively. At the portfolio company level, while we have increasingly and substantially sought to invest in sectors that are inherently lower carbon intensity (e.g., business services) which decreases transition risk, there are still individual portfolio companies in these and other sectors that could face transition risk if carbon-related regulations or taxes are implemented. Further, advances in climate science may change society’s understanding of sources and magnitudes of negative effects on climate, which could negatively impact portfolio company financial performance and regulatory jeopardy. For our portfolio companies, business trends related to climate change may require capital expenditures, product or service redesigns, and changes to operations and supply chains to meet changing customer expectations. While this can create opportunities, not addressing these changed expectations could create business risks for portfolio companies.

Further, significant physical effects of climate change including extreme weather events such as hurricanes or floods, can also have an adverse impact on certain of our portfolio companies and investments, especially our portfolio companies that rely locations in the affected areas. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions to increase as well. For example, unseasonal or violent weather events can have a material impact to businesses that focus on tourism or recreational travel. Additionally, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Federal Income Tax Risks

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To obtain and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and asset diversification requirements. If we do not qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or we may engage in transactions, including debt modifications or exchanges, that require us to recognize income without the corresponding receipt of cash. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, a non-corporate shareholder will be taxed as though it received a distribution of some of our expenses.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While we generally expect to qualify as a RIC, we anticipate that we will not qualify as a publicly offered RIC immediately after the commencement of the Private Offering, although we may qualify as a publicly offered RIC upon the completion of the Private Offering. If we are a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of our affected expenses, including our Management Fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Our portfolio investments may present special tax issues.

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Common Shares or the value or the resale potential of our investments.

Certain shareholders may be subject to U.S. dividend withholding tax on our distributions.

A shareholder will be subject to U.S. federal dividend withholding tax on our distributions unless a withholding tax exemption applies. A shareholder may also be subject to U.S. federal withholding tax if it does not comply with applicable U.S. tax requirements to certify its status for U.S. tax purposes. Amounts that are withheld, to the extent in excess of the shareholder’s U.S. federal income tax liability, can generally be recovered by filing a U.S. federal income tax return; however, the administrative burden and cost of filing such a U.S. federal income tax return may outweigh the benefit of recovering such amounts.

ITEM 2.	FINANCIAL INFORMATION

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We were organized under the laws of the State of Delaware on April 5, 2022. We intend to elect to be treated as a BDC under the 1940 Act, and expect to elect to be treated as a RIC for federal income tax purposes as soon as reasonably practical. As such, we are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and tax-exempt interest.

The Fund bears, among other expenses and costs, the cost of our organization and offering. All costs incurred by the Fund in connection with its initial private offering and organization have been advanced by the Adviser subject to recoupment. The Fund’s initial private offering and organizational costs will be amortized over the 36 months beginning on the commencement of operations.

If actual organization and offering costs incurred exceed 0.10% of the Fund’s total Capital Commitments, the Adviser or its affiliates will bear the excess costs. To the extent that the Fund’s Capital Commitments later increase, the Adviser or its affiliates may be reimbursed for past payments of excess organization and offering costs made on the Fund’s behalf, provided that the total organization and offering costs borne by the Fund do not exceed 0.10% of total Capital Commitments and provided further that the Adviser or its affiliates may not be reimbursed for payment of excess organization and offering expenses that were incurred more than three years prior to the proposed reimbursement. Any sales load, platform fees, servicing fees or similar fees or expenses charged directly to an investor in an offering by a placement agent or similar party will not be considered organization or offering expenses of the Fund for purposes of the Fund’s cap on organization and offering expenses.

Revenues

We plan to generate revenue primarily in the form of interest income from the debt investments we hold. In addition, we may generate income from dividends on direct equity investments, capital gains on the sale of investments and various loan origination and other fees. We expect most of our debt investments will be floating rate in nature. Interest on debt investments is generally payable quarterly or semiannually. Some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt investments and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of prepayment and other fees in connection with transactions. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on debt investments as interest income when earned. Dividend income on equity investments will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. In addition, we may generate revenue in the form of commitment, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance to our portfolio companies, and consulting fees.

Expenses

The costs associated with our Investment Team and staff of the Adviser, when and to the extent engaged in providing us investment advisory and management services, are paid for by the Adviser, other than to the extent described below and more specifically provided for in the Advisory Agreement.

The Fund bears all other fees, costs and expenses of our activities, operations, administration and transactions, including but not limited to those relating to:

•

organizational and offering expenses related to the Fund’s initial private offering of Common Shares (up to an aggregate of 0.10% of total capital commitments to the Fund, it being understood and agreed that the Adviser shall bear all such organizational and offering expenses related to the Fund’s initial private offering of Common Shares in excess of such amount);

•	calculating individual asset values and our net asset value (including the cost and expenses of any independent valuation firms);

•

fees and expenses, including travel expenses, incurred by the Adviser, or members of our Investment Team, or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Fund’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments

•

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Fund), as well as the information technology systems used to obtain such research and other information;

•	the costs of any public offerings of our Common Shares and other securities, including registration and listing fees;

•	the Management Fee and any Incentive Fee;

•	certain costs and expenses relating to distributions paid on our Common Shares;

•	administration fees payable under our Administration Agreement with the Adviser;

•	debt service and other costs of borrowings or other financing arrangements;

•	the Adviser’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, making or holding investments;

•	transfer agent and custodial fees;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	taxes and governmental fees;

•	Independent Trustee fees and expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, and the compensation of professionals responsible for the preparation of the foregoing, including the allocable portion of the compensation of our chief financial officer and chief compliance officer and their respective staffs;

•

the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

•	our fidelity bond;

•	trustee and officers/errors and omissions liability insurance, and any other insurance premiums;

•	indemnification payments;

•	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith;

•

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

•

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

•	direct costs and expenses of administration, including audit, accounting, consulting and legal costs; and

•	all other expenses reasonably incurred by us in connection with making investments and administering our business.

The Fund bears its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of its officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Fund (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Fund. The Fund reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund and in acting on behalf of the Fund).

In addition, from time to time, the Adviser pays amounts owed by us to third-party providers of goods or services. We subsequently reimburse the Adviser for those amounts paid on our behalf. We also reimburse the Adviser for the allocable portion of the compensation paid by the Adviser or its affiliates to our Chief Compliance Officer, Chief Financial Officer, and other professionals who spend time on those related activities (based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs). All of the expenses described above are ultimately borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Available Operating Funds means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Hedging

The Fund may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Fund does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. The Fund will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Fund employs will be successful.

The Fund intends to qualify as a “limited derivatives user” under new SEC Rule 18f-4 under the 1940 Act, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of any offering of our Common Shares and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments and borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary and market terms; however, we cannot assure you we will be able to do so. Our primary use of cash will be investments in portfolio companies, payments of our expenses and payment of cash distributions to our shareholders.

Critical Accounting Policies

The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies, including those relating to the valuation of our investment portfolio, are described below. The critical accounting policies should be read in connection with our risk factors as disclosed in “ITEM 1A. RISK FACTORS.”

Investments at Fair Value

Loan originations are recorded on the date of the binding commitment, which is generally the funding date. Investment transactions purchased on a secondary basis are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values and also includes the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Investments for which market quotations are readily available are typically valued at those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is expected to be the case for substantially all of our investments, are valued at fair value as determined in good faith by our Board, based on, among other things, the input of the Adviser, our Audit Committee and independent third-party valuation firms engaged at the direction of the Board.

As part of the valuation process, the Board takes into account relevant factors in determining the fair value of our investments, including and in combination of:

•	the estimated enterprise value of a portfolio company (that is, the total fair value of the portfolio company’s net debt and equity);

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments based on its earnings and cash flow;

•	the markets in which the portfolio company does business;

•	a comparison of the portfolio company’s securities to any similar publicly traded securities; and

•	overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future.

When an external event, such as a purchase transaction, public offering or subsequent equity sale occurs, the Board considers whether the pricing indicated by the external event corroborates our valuation.

The Board undertakes a multi-step valuation process, which includes, among other procedures, the following:

•	The valuation process begins with each investment being initially valued by the investment professionals responsible for the portfolio investment in conjunction with the portfolio management team.

•	The Adviser’s management reviews the preliminary valuations with the investment professionals. Agreed-upon valuation recommendations are presented to the Audit Committee.

•	The Audit Committee reviews the valuations presented and recommends values for each investment to the Board.

•

The Board reviews the recommended valuations and determines the fair value of each investment; valuations that are not based on readily available market quotations are valued in good faith based on, among other things, the input of the Adviser, Audit Committee and, where applicable, other third parties.

We will conduct this valuation process on a quarterly basis.

In connection with debt and equity investments that are valued at fair value in good faith by the Board, the Board intends to engage independent third-party valuation firms to perform certain limited procedures that the Board has identified and requested them to perform.

We apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurement (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider our principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfers occur. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC Topic 820. Consistent with the valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When a security is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), we subject those prices to various additional criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, we review pricing and methodologies provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Some additional factors considered include the number of prices obtained, as well as an assessment as to their quality, such as the depth of the relevant market relative to the size of the Fund’s position.

Our accounting policy on the fair value of our investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.

Interest and Dividend Income Recognition

Interest income is recorded on an accrual basis and includes the amortization of discounts and premiums. Discounts and premiums to par value on securities purchased or originated are amortized into interest income over the contractual life of the respective security using the effective interest method. The amortized cost of investments represents the original cost adjusted for the amortization of discounts and premiums, if any.

Unless providing services in connection with an investment, such as syndication, structuring or diligence, all or a portion of any loan fees received by us will be deferred and amortized over the investment’s life using the effective interest method.

Loans are generally placed on non-accrual status when principal or interest payments are past due 30 days or more or when management has reasonable doubt that the borrower will pay principal or interest in full. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest has been paid and, in management’s judgment, the borrower is likely to make principal and interest payments in the future. Management may determine to not place a loan on non-accrual status if, notwithstanding any failure to pay, the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies.

Our accounting policy on interest and dividend income recognition is critical because it involves the primary source of our revenue and accordingly is significant to the financial results as disclosed in our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk, interest rate risk and currency risk.

Valuation Risk

We plan to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by our Board in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We also fund portions of our investments with borrowings. Our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.

We will regularly measure our exposure to interest rate risk. We will assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate-sensitive assets to our interest rate-sensitive liabilities. Based on that review, we will determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Currency Risk

From time to time, we may make investments that are denominated in a foreign currency. These investments are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may seek to utilize instruments such as, but not limited to, forward contracts to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates. We also have the ability to borrow in certain foreign currencies under a revolving credit facility. Instead of entering into a foreign exchange forward contract in connection with loans or other investments we have made that are denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan or investment. To the extent the loan or investment is based on a floating rate other than a rate under which we can borrow under a revolving credit facility, we may seek to utilize interest rate derivatives to hedge our exposure to changes in the associated rate.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a description of certain transactions and relationships with Related Parties.

ITEM 3.	PROPERTIES.

Our headquarters are located at 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities and will not do so until the initial closing of the subscription for shares by investors (the “Initial Closing”). To date, we only have nominal capital from affiliates of the Adviser that was contributed as part of our legal formation. We will not raise additional capital prior to the Initial Closing.

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the quarterly and non-quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of seven members, four of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as “Independent Trustees.” Our Board of Trustees elects the Fund’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Trustees

Information regarding the Board of Trustees is as follows:

Name	Age	Position	Trustee Since
Interested Trustee:

Joshua Easterly	46	Chief Executive Officer, Chair of the Board, Trustee	2022
Jennifer Gordon	47	Trustee	2022
David Stiepleman	50	Trustee	2022
Independent Trustees:

Richard Higginbotham	74	Trustee	2022
Hurley Doddy	58	Trustee	2022
Judy Slotkin	69	Trustee	2022
Ronald Tanemura	59	Trustee	2022

Each trustee will hold office until his or her death, resignation, removal or disqualification. The address for each of our trustees is c/o Sixth Street Lending Partners, 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201.

Executive Officers

Information regarding the executive officers of the Fund that are not Trustees is as follows:

Name	Age	Position
Ian Simmonds	50	Chief Financial Officer
Michael Graf	40	Deputy Chief Financial Officer, Vice President and Principal Accounting Officer
Anton Brett	35	Chief Compliance Officer and Secretary

Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Trustees

Our trustees have been divided into two groups — interested trustees and Independent Trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a trustee who is not an “interested person.”

Interested Trustees

Joshua Easterly was appointed Chief Executive Officer of the Fund in June 2022 and elected a director and Chairman of the Fund in June 2022. Mr. Easterly is a Co-Founding Partner and Co-President of Sixth Street and the Co-Chief Investment Officer of the Adviser. Between 2008 and 2010, he was a Managing Director at Goldman, Sachs & Co. in the Americas Special Situations Group, which invested Goldman’s capital in both the public markets and private transactions in distressed and special situations. Between 2006 and 2008, he served as a Director, Management Committee Member and Co-Head of the Goldman Sachs Specialty Lending Group. Prior to joining Goldman, Sachs & Co. in March 2006, Mr. Easterly was Senior Vice President, Northeast Regional Originations Manager at Wells Fargo Capital Finance, or WFCF, formerly known as Wells Fargo Foothill and Foothill Capital Corporation, the commercial finance company of Wells Fargo and Company. Mr. Easterly graduated from California State University, Fresno with a Bachelor of Science in Business Administration, magna cum laude. Mr. Easterly’s depth of experience investing in a variety of distressed and special situations transactions as well as his extensive knowledge of the business and operations of Sixth Street provides the Board with valuable insight and expertise.

Jennifer Gordon was elected a director of the Fund in June 2022. Ms. Gordon is a Vice President of the Fund and is a Partner, Co-Chief Operating Officer and Chief Compliance Officer of Sixth Street. Prior to joining Sixth Street, from 2004 to 2014, she held various positions at Goldman, Sachs & Co., including most recently as a Managing Director co-heading Americas Securities Division Compliance. Ms. Gordon was previously an associate at the law firm of White & Case LLP. Ms. Gordon holds a J.D. from Fordham University School of Law and B.A. in International Relations from the University of Michigan. Ms. Gordon’s regulatory and operational knowledge provides the Board with valuable insight in the financial services sector.

David Stiepleman was elected a director of the Fund in June 2022. Mr. Stiepleman is a Vice President of the Fund. He is a Co-Founding Partner, Co-President and Co-Chief Operating Officer of Sixth Street. Mr. Stiepleman has been a cross-border corporate lawyer, senior executive and business builder for over 20 years, starting and running businesses, and representing clients, in the U.S., Europe and Asia. Mr. Stiepleman is a strategic advisor to Concrete Rose, an early stage investment platform deploying financial and social capital to underrepresented founders of color. He also serves on the Advisory Council for Mt. Tamalpais College (f/k/a Prison University Project), a college-degree awarding program at San Quentin Prison. Mr. Stiepleman received a B.A. in French and Political Science from Amherst College and a J.D. from Columbia University. Mr. Stiepleman’s legal, regulatory and operational experience provides the Board with valuable knowledge and guidance.

Independent Trustees

Richard Higginbotham was elected a director of the Fund in June 2022. From September 2010, he was a director of Healthcare Finance Group LLC until its sale in 2013. Between July 2008 and March 2010, Mr. Higginbotham was a director and then chairman of Tygris Commercial Finance Group, Inc., where he also served on the risk committee. From 2004 to 2005, Mr. Higginbotham was the President of Asset Based Lending and Leasing at Bank of America. Prior to that, he worked for 35 years, including in various senior executive positions, at Fleet Bank, Fleet Financial Group, Inc. and FleetBoston Financial, Inc. Mr. Higginbotham holds a B.A. in Political Science from Brown University. Mr. Higginbotham’s depth of experience in senior executive positions in the financial sector provides the Board with valuable experience, insight and perspective in the credit sector.

Hurley Doddy was elected a director of the Fund in June 2022. Mr. Doddy is a Managing Director, Founding Partner and Co-Chief Executive Officer of Emerging Capital Partners, a private equity fund manager focused on Africa. Mr. Doddy is an experienced chief executive and board director with over 38 years of investing for growth across international borders, overmultiple business cycles and in many industries and has served on boards of companies listed in the US, Europe, and Africa. Prior to founding Emerging Capital Partners in 1999, Mr. Doddy was an Executive Director at Sumitomo Finance International in London. Mr. Doddy’s career in finance began at Salomon Brothers in 1984, lasting over 14 years with assignments in New York, Tokyo, and Sao Paulo where he gained a wealth of experience in bond trading, hedge management, fixed income & equity derivatives, and emerging markets investing. Mr. Doddy holds an A.B. in Economics from Princeton University and a Chartered Financial Analyst (CFA) designation. Mr. Doddy’s breadth of experience across financial markets and products, geographies, along with his focus on risk management, provides the Board with valuable insight and perspective in the credit sector.

Judy Slotkin was elected a director of the Fund in June 2022. Ms. Slotkin retired as a Managing Director from Bank of America in 2015, where she most recently led business development and relationship management for the New York market as part of the Market Executive team in private wealth management. Prior to joining Bank of America in 2010, Ms. Slotkin served as the Chief Risk Officer at Everspan Financial Guaranty. Prior to joining Everspan, Ms. Slotkin served various leadership roles at Citigroup, including Department Head of the Corporate Finance Division, where she led origination, trading and sales of asset-backed securities, commercial paper on an agency basis, loan note trading and investment grade loan syndications. During her career at Citigroup, Ms. Slotkin also served as the Credit Head of the Corporate Finance Division and Municipal Credit Head of the Public Finance Department. Ms. Slotkin holds a B.S. in Accounting from Fairleigh Dickinson University and an M.B.A. in Finance from Fordham University. She previously served as a director, chair of the nominating and corporate governance committee and a member of the audit committee for Siga Technologies, Inc. and a director and chair of the audit committee for Nephros, Inc. Ms. Slotkin’s numerous management positions and broad experiences within financial institutions provide the Board with valuable knowledge and insight in the financial services sector.

Ronald Tanemura was elected a director of the Fund in June 2022. Since 2012, Mr. Tanemura has served as a director of post-reorganization Lehman Brothers Holdings Inc. in New York. Also, from 2012 to 2019, he served as a non-executive director of ICE Clear Credit in Chicago and, from 2009 to 2019, he served as a non-executive director of ICE Clear Europe in London, both wholly owned subsidiaries of Intercontinental Exchange, Inc. Prior to that, Mr. Tanemura was an Advisory Director and Partner at Goldman, Sachs & Co. from 2000 to 2006 where he was the Global Co-Head of Credit Derivatives and a member of the Fixed Income, Currency and Commodities Risk Committee and Firmwide Credit Policy Committee. In addition, Mr. Tanemura has led a variety of fixed income businesses, working at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996. Mr. Tanemura holds an A.B. in Computer Science from the University of California, Berkeley and currently serves on the Board of Talcott Resolution Life Insurance Company and certain affiliates. Mr. Tanemura’s extensive experience in the financial markets provides the Board with valuable industry-specific knowledge.

Executive Officers Who Are Not Trustees

Ian Simmonds is the Chief Financial Officer of the Fund and a Managing Director of Sixth Street. From 2005 to 2015, Mr. Simmonds was a member of the Financial Institutions Group at Bank of America Merrill Lynch’s Global Investment Bank in New York, most recently as a Managing Director. From 2000 to 2003, Mr. Simmonds was Managing Director at Principal Global Investors, the asset management unit of The Principal Financial Group, based in Singapore. Prior to this role, Mr. Simmonds was a Senior Vice President at Bankers Trust Australia from 1995 to 2000 (acquired by Principal in 1999), and worked in public accounting at KPMG from 1989 to 1995. Mr. Simmonds holds a Bachelor of Commerce from the University of New South Wales, a Master of Applied Finance from Macquarie University, and an M.B.A. from the Wharton School of the University of Pennsylvania. He is a Chartered Accountant.

Michael Graf is Deputy Chief Financial Officer, Vice President and Principal Accounting Officer of the Fund. From 2010 to 2013, Mr. Graf was a Vice President in Alternative Investments at U.S. Bancorp Fund Services, LLC. From 2006 to 2010, Mr. Graf was an Accounting Manager at GSC Group, Inc., a private investment firm. Prior to working at GSC Group Inc., Mr. Graf worked in public accounting at KPMG from 2004 to 2006. Mr. Graf holds a B.S. in Finance and Accounting from the Leonard N. Stern School of Business at New York University. He is a Certified Public Accountant.

Anton Brett is the Chief Compliance Officer and Secretary of the Fund and a Vice President of Sixth Street. Prior to joining Sixth Street, from 2017 to 2020, he was a Senior Associate at Scopia Capital Management, LP. From 2014 to 2017, Mr. Brett was an Associate at the law firm of Willkie Farr & Gallagher LLP. From 2009 to 2011, he was an Analyst, and later a Senior Analyst, at the law firm of Kobre & Kim LLP. Mr. Brett holds a J.D. from Duke University School of Law and B.A. in International Relations and Slavic Studies, magna cum laude, from Brown University.

Other Officers Who Are Not Trustees

Robert (“Bo”) Stanley is a Vice President of the Fund, a Partner of Sixth Street, and co-head of Sixth Street Growth. Mr. Stanley focuses on originating transactions in the software, payment systems, data infrastructure and business services sectors. Mr. Stanley was previously with Wells Fargo Capital Finance, a provider of specialized senior secured financing to companies throughout the U.S. and Canada, from 2000 to 2011. While at Wells Fargo, Mr. Stanley served in multiple roles in an underwriting and origination capacity. From 2006 to 2011, Mr. Stanley was a Director of Loan Originations where he was responsible for lead development and generation of commercial loans. He holds a B.S. in Business Administration with a concentration in Finance from the University of Maine.

Alan Waxman is a Vice President of the Fund. Mr. Waxman is a Co-Founding Partner and Chief Executive Officer of Sixth Street. Prior to co-founding Sixth Street, Mr. Waxman was a Partner at Goldman, Sachs & Co. and Chief Investment Officer of its largest proprietary investing business, the Americas Special Situations Group. Sixth Street continues an investment philosophy Mr. Waxman and Sixth Street’s founding partner group began developing over 20 years ago while building complementary businesses to invest Goldman’s capital in public and private markets across the capital structure in companies, assets, and idiosyncratic opportunities. Mr. Waxman is a Founding LP and Strategic Advisor to Concrete Rose, an early stage investment platform deploying financial and social capital to underrepresented founders of color. He and other Sixth Street team members began advising Concrete Rose leadership on the firm’s formation in 2018 and Sixth Street is a Founding Strategic Partner. Mr. Waxman holds a B.A. in International Relations from the University of Pennsylvania and currently serves on the Board of Overseers for the University of Pennsylvania College of Arts and Sciences. He is a Board Member Emeritus for Tipping Point Community and serves on the Advisory Council for the Boys and Girls Club of the Peninsula, which are both focused on fighting poverty and inequality of opportunity in the San Francisco Bay Area.

Craig Hamrah is a Vice President of the Fund, Senior Credit Underwriter of the Adviser and Managing Director of Sixth Street. Mr. Hamrah was previously with Silver Point Capital, where he was a senior deal underwriter and oversaw the portfolio in the private finance group. From 2004 to 2005, Mr. Hamrah was a Senior Vice President at the Royal Bank of Scotland. From 1997 to 2004, Mr. Hamrah was an Executive Vice President at Emigrant Business Credit Corp, a subsidiary of Emigrant Savings Bank. Mr. Hamrah started his career at The CIT Group in 1990 working in the commercial finance and equipment finance divisions. He holds a B.A. in Business Economics from Brown University.

Steven Pluss is a Vice President of the Fund. He is a Co-Founding Partner of Sixth Street and has also been the Chief Risk Officer since 2013, as well as the Chief Financial Officer from 2013 to 2016. Prior to joining Sixth Street, Mr. Pluss was a Managing Director and co-head of the Goldman Sachs Specialty Lending Group at Goldman, Sachs & Co., where he worked from 2004 to 2013. From 1999 to 2004, Mr. Pluss was a Partner, Founder and Managing Member of RTV Ventures, a special situations lending joint venture with Goldman, Sachs & Co. Mr. Pluss holds a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University.

Michael Fishman is a Vice President of the Fund and is a Sixth Street Partner. He has been an executive in corporate lending for more than 30 years with senior management experience in credit, portfolio management and primary loan originations. Prior to joining Sixth Street, Mr. Fishman was the Executive Vice President and National Director of Loan Originations for WFCF, formerly known as Wells Fargo Foothill and Foothill Capital

Corporation. In this role, Mr. Fishman sat on the senior investment committee and was responsible for primary and secondary lending, loan distribution and syndications, strategic transactions and new lending products. From 2000 to 2007, he built the team that grew WFCF’s assets under management from approximately $2 billion to over $10 billion. Mr. Fishman has also contributed to various industry publications and panel discussions, and has sat on the board of the American Bankruptcy Institute. He holds a Bachelor of Science in Finance from Rochester Institute of Technology. Mr. Fishman’s extensive experience in the credit markets provides the Board with valuable industry-specific knowledge.

Joshua Peck is a Vice President of the Fund and a Partner and General Counsel of Sixth Street. Prior to joining Sixth Street in 2015, Mr. Peck was an Associate with Weil, Gotshal & Manges LLP, focused on private equity and mergers and acquisitions. He holds a J.D. from Fordham Law School and a B.A. in Government from Cornell University. Mr. Peck serves on the Board of Directors of Legal Aid at Work, a non-profit legal services organization that has been assisting low-income, working families for one than 100 years. He also serves on the Advisory Council of the Law Firm Antiracism Alliance, which brings together law firms and legal services organizations to identify and dismantle structural and systemic racism in the law.

Leadership Structure and Oversight Responsibilities

Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements, cybersecurity and the services, expenses and performance of service providers to us. Among other things, our Board approves the appointment of our Adviser and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers.

Our Board designates a chairman to preside over the meetings of the Board and to perform other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and the best interests of our stockholders at such times.

Mr. Easterly will serve as the chairman of our Board. We believe that Mr. Easterly’s familiarity with our investment platform and extensive knowledge of the financial services industry qualifies him to serve as the chairman of our Board.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices will include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, as well as the establishment of a Nominating and Corporate Governance Committee and an Audit Committee, each consisting solely of Independent Directors for the purposes of the NYSE corporate governance rules and, in the case of the Audit Committee, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During executive sessions, the chairman of the Audit Committee or his designee will act as presiding director. In addition, our corporate governance practices include the appointment of our Chief Compliance Officer, with whom the Independent Directors meet in executive session without the presence of interested directors and other members of management for administering our compliance policies and procedures. While certain non-management members of our Board currently participate on the boards of directors of other companies, we do not view their participation as excessive or as interfering with their duties on our Board.

Our Board will perform its risk oversight function primarily through its committees and monitoring by our Chief Compliance Officer in accordance with its compliance policies and procedures.

As described below in more detail under “—Board Committees—Audit Committee,” the Audit Committee will assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities will include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. The Audit Committee will also discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

Our Board will also perform its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Chief Compliance Officer will prepare a written report annually discussing the adequacy and effectiveness of our compliance policies and procedures. The Chief Compliance Officer’s report, which will be reviewed by the Board, will address:

•	the adequacy of our compliance policies and procedures and certain of our service providers since the last report;

•	any material changes to these policies and procedures or recommended changes; and

•	any compliance matter that has occurred about which the Board would reasonably need to know to oversee our compliance activities and risks.

In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Directors periodically, typically every quarter, but in no event less than once each year.

We believe that the Board’s role in risk oversight will be effective and appropriate given the extensive regulation to which we are already subject as a business development company (“BDC”). Specifically, as a BDC, we must comply with numerous regulatory requirements that control the levels of risk in its business and operations, including limitations under the 1940 Act on the amount of borrowings, debt securities or preferred stock we may incur or issue. In addition, we generally have to invest at least 70% of our total assets in “qualifying assets” and, subject to certain exceptions, we generally are not permitted to invest in any portfolio company in which our affiliates currently has an investment. In addition, we intend to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we must, among other things, meet certain source of income, asset diversification and distribution requirements.

Further, we believe that the Board’s structure and practices will enhance its risk oversight because our Independent Directors separately meet in executive sessions with the Chief Compliance Officer and independent registered public accounting firm without any conflict that could be perceived to discourage critical review.

We believe that the Board’s role in risk oversight must be evaluated on a case-by-case basis and that its existing role in risk oversight is appropriate.

Communications with Directors

Our Board has established procedures whereby our stockholders and other interested parties may communicate with any member of our Board, the chairman of any of our Board committees or with our non-management directors as a group by mail addressed to the applicable directors or director group, in the care of the Chief Compliance Officer, Anton Brett, Sixth Street Lending Partners, 888 7th Avenue, 35th Floor, New York, NY 10106. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

In addition, information on how to report issues related to financial statement disclosures, accounting, internal accounting controls or auditing matters to our Board or the Independent Directors via email is available upon request.

Board Committees

We currently have two standing committees: the Audit Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee will operate pursuant to the Audit Committee Charter. The Audit Committee Charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for our accounting and reporting processes and the audits of its financial statements by overseeing and monitoring:

•	the quality and integrity of our financial statements;

•	the adequacy of our system of internal controls;

•

the financial reporting process, including the valuation of investments, the review of the independence and performance of, as well as communicate openly with, our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.

Our Audit Committee will have the sole authority to approve the engagement, and review the performance of, our independent registered public accounting firm.

Our Board has designated Ms. Slotkin as an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K, and, pursuant to the Audit Committee Charter, our Audit Committee consists solely of members who are independent directors for the purposes of the applicable NYSE corporate governance rules and Rule 10A-3 under the Exchange Act.

Messrs. Higginbotham, Doddy, and Tanemura and Ms. Slotkin are members of the Audit Committee and Ms. Slotkin serves as Chairman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will operate pursuant to the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee Charter sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for:

•	selecting, researching and nominating directors for election by our stockholders;

•	selecting nominees to fill vacancies on the Board or a committee of the Board;

•	developing and recommending to the Board a set of corporate governance principles; and

•	overseeing the evaluation of the Board and our management.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a stockholder, if that stockholder complies with the advance notice provisions of our bylaws.

The members of the Nominating and Corporate Governance Committee are Messrs. Higginbotham, Doddy, and Tanemura and Ms. Slotkin, each of whom is independent for purposes of the NYSE corporate governance rules, and each of whom is not an “interested person” of the Company, of the Adviser, or of any of their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. Mr. Higginbotham serves as Chairman.

Portfolio Management

Our Adviser sources and manages our portfolio through our Investment Team, a dedicated team of investment professionals predominately focused on us. Our Investment Team is led by our Chairman and Chief Executive Officer and our Adviser’s Co-Chief Investment Officer, Joshua Easterly and our Adviser’s Co-Chief Investment Officer, Alan Waxman, both of whom have substantial experience in credit origination, underwriting and asset management. Our investment decisions will be made by our Investment Review Committee, which includes senior personnel of our Adviser and Sixth Street. The members of our Investment Review Committee are Joshua Easterly, Alan Waxman, Brian D’Arcy, Michael Fishman, Michael Griffin, Robert (“Bo”) Stanley and David Stiepleman.

The Adviser is responsible for managing our day-to-day business affairs, including implementing investment policies and strategic initiatives set by our Investment Team and managing our portfolio under the general oversight of our Investment Review Committee.

ITEM 6.	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Adviser, which is also our Administrator, or its affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

For the avoidance of doubt, the Fund will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of its officers who provide operational and administrative services under the Administration Agreement, their respective staffs and other professionals who provide services to the Fund (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Fund. The Fund reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund and in acting on behalf of the Fund). See “Item 1A. Business—Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

(b) Compensation of Trustees

We pay each Independent Director the following amounts for serving as a director:

•	a $110,000 annual retainer;

•	$2,500 for each meeting of the Board attended;

•	$1,500 for each monthly telephonic update meeting attended;

•	$1,000 for each committee meeting of ours attended; and

•	an additional fee of $15,000 per year for the chairman of the Audit Committee and $10,000 per year for the chairman of the Nominating and Corporate Governance Committee.

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We pay each Independent Trustee as follows:

We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Trustee incurred by such trustee in connection with the fulfillment of his or her duties as an Independent Trustee.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement

We have entered into the Advisory Agreement with the Adviser pursuant to which we will pay Management Fees and Incentive Fees to the Adviser and the Administration Agreement with the Administrator. In addition, pursuant to the Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1A. Business—Advisory Agreement,” “Item 1A. Business—Administration Agreement,” and “Item 1A. Business—Certain Terms of the Advisory Agreement and Administration Agreement.” Each of the Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, including a majority of Independent Trustees, or by the holders of a majority of our outstanding voting securities.

License Agreement

We have entered into a License Agreement with Austin IP, LLC that grants us a non-exclusive, royalty-free license to use the mark “Sixth Street” and any derivative thereof.

Director Independence

For information regarding the independence of our directors, see “Item 5. Directors and Executive Officers.”

ITEM 8.	LEGAL PROCEEDINGS

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Common Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. There is no public market for our Common Shares currently, nor can we give any assurance that one will develop.

Because our Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Common Shares will be offered for subscription on a continuous basis. Each investor in the Private Offering will purchase Common Shares pursuant to a Subscription Agreement.

The initial per share purchase price for Common Shares in the primary offering will be $25.00 per share. Thereafter, the purchase price per share for Common Share will equal the NAV per share, as of the effective date of the share purchase date.

Holders

The Fund’s common shareholders are entitled to one vote for each Common Share held on all matters submitted to a vote of shareholders, and to receive distributions declared by the Board. The rights of common shareholders are subject to the Declaration of Trust and the Bylaws. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Valuation of Portfolio Securities

We will determine the net asset value per share of our Common Shares quarterly and as necessary for each Drawdown Purchase, which will be subject to the limitations of Section 23(b) under the 1940 Act (which generally prohibits us from issuing Common Shares at a price below the then-current net asset value of the Common Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy), subject to certain exceptions). The net asset value per share is equal to the value of our total assets minus liabilities and any preferred shares outstanding divided by the total number of Common Shares outstanding.

Investments are valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the valuation committee of our Adviser and reviewed by the audit committee of our Board. The Board intends to retain independent providers of financial advisory and investment banking services to assist the Board by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Adviser will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Adviser in our valuation process could result in a conflict of interest, since the Management Fee is based in part on our gross assets. However, no such conflict will be present while the Management Fee is being waived.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our Common Shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Dividend Policy

To obtain and maintain our RIC tax status, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our ordinary net income for the calendar year, excluding ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. See “Item 1 Business – Dividend Reinvestment Plan” for a description of our dividend policy. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to our shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our shareholders their share of the foreign taxes paid by us.

Reports to Shareholders

The Fund will furnish to shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors.

Depending on legal requirements, the Fund may provide this information to shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced commercial activities. On June 24, 2022, our Adviser purchased $30,000 of Common Shares of the Fund at a price of $25.00 per Common Share as our initial capital. These Common Shares were issued and sold in reliance upon Section 4(a)(2) of the Securities Act, which provides an exemption from the registration requirements of the Securities Act.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Common Shares

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares, none of which is outstanding as of the date of this Registration Statement. There is currently no market for the Common Shares, and there can be no assurance that a market for the Common Shares will develop in the future.

Common Shares

Under the terms of the Fund’s Declaration of Trust, all Common Shares, when they are issued in accordance with the terms of the Declaration of Trust, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized by the Board of Trustees and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of liquidation, dissolution or winding up, each of the Common Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of the Fund’s preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each whole share of the Common Shares will be entitled to one vote (and each fractional share of the Common Shares will be entitled to a proportionate fractional vote) on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or resolution of the Trustees or, after an Exchange Listing, by any applicable stock exchange. There will be no cumulative voting in the election or removal of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election. Pursuant to, and in accordance with, the Fund’s Declaration of Trust, the Fund’s Board of Trustees may amend the Declaration of Trust to alter the vote required to elect trustees.

Preferred Shares

Under the terms of the Declaration of Trust, our Board of Trustees is authorized to issue preferred shares in one or more series without shareholder approval. Prior to the issuance of shares of each series, our Board of Trustees is required by the Declaration of Trust to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each series. The 1940 Act limits our flexibility as certain rights and preferences of the preferred shares require, among other things: (i) immediately after issuance and before any distribution is made with respect to shares, we must meet an asset coverage ratio of total assets to total senior securities, which include all of our borrowings and preferred shares, of at least 150%; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if and for so long as dividends on the preferred shares are unpaid in an amount equal to two full years of dividends on the preferred shares.

Transfer and Resale Restrictions

To the fullest extent permitted by law, prior to an Exchange Listing (or such other time pursuant to any agreements between the Fund and shareholders), shareholders may not sell, assign, transfer or otherwise dispose of (a “Transfer”) any Common Shares unless (i) the Adviser, in its sole discretion, gives its consent and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee must agree to be bound by these restrictions and all other obligations as a shareholder.

Redemptions by the Fund

Each Common Share is subject to redemption (out of the assets of the Fund) by the Fund at the redemption price equal to the then current NAV per Common Share of the Fund determined in accordance with the Declaration of Trust at any time if the Trustees determine in their sole discretion that a shareholder has breached any of its representations or warranties contained in such shareholder’s Subscription Agreement with the Fund, and upon such redemption the holders of the Common Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We intend to be formed as a Delaware statutory trust and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Agreement to be Bound by the Declaration of Trust; Power of Attorney

By subscribing for the Common Shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust. Pursuant to the Declaration of Trust, each shareholder and each person who acquires Common Shares from a shareholder grants to the Trustees and the officers of the Fund (and any substitute or successor Trustees or any substitute or successor officer of the Fund) (and, if appointed, any liquidator of the Fund) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Board of Trustees the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Declaration of Trust.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and does not intend to do so. Special meetings called by the Trustees will be limited to the purposes for any such special meeting set forth in the notice thereof. Special meetings shall be called by any Trustee for any proper purpose upon written request of shareholders of the Fund holding in the aggregate not less than thirty-three and one-third percent (331/3%) of the outstanding Common Shares of the Fund, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of shareholders for the purpose of electing Trustees or removing the Adviser, written request of shareholders of the Fund holding in the aggregate not less than fifty-one percent (51%) of the outstanding Common Shares of the Fund or class or series of Common Shares having voting rights on the matter shall be required. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting.

A Trustee may be removed for cause only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) and by the holders of at least a majority of the Common Shares then entitled to vote in an election of such Trustee.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders shall only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Common Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees. In addition, notwithstanding anything to the contrary in the Declaration of Trust, in connection with an Exchange Listing, the Trustees may, without the approval or vote of the shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation to classify the Board of Trustees, to permit annual meetings of shareholders, to impose advance notice provisions for the bringing of shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to shareholders. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of Trustees required for approval at a meeting of the Trustees at which all of the Trustees are present and voted.

Merger, Conversion, Sale or Other Disposition of Assets

The Board of Trustees may, without the approval of holders of our outstanding Common Shares, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board of Trustees also may, without the approval of holders of our outstanding Common Shares, cause and approve a merger, conversion or other reorganization of the Fund. For example, upon consummation of the Exchange Listing, the Board is able to cause the Fund to reorganize as a Maryland corporation. The Board of Trustees may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act or if such a transaction is otherwise reasonably anticipated to result in a material dilution of the NAV per Share of the Fund.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No shareholder may maintain a derivative action on behalf of the Fund unless holders of a certain percentage of the outstanding Common Shares, as disclosed in our Declaration of Trust, join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such counsel and advisors in the event that the Board of Trustees determines not to bring such action. The conditions on a shareholder’s ability to bring a derivative action do not apply to claims arising under the federal securities laws. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more Trustees to consider a shareholder demand.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each shareholder agrees that any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Common Shares in the Fund or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Exclusive Delaware Jurisdiction

Each Trustee, each officer and, except as otherwise agreed in writing by the Fund, the Adviser and/or affiliates of the Adviser, each person legally or beneficially owning a Common Share or an interest in a Common Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute, the Declaration of Trust or the bylaws of the Fund (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the bylaws of the Fund, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the bylaws of the Fund relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under the Declaration of Trust, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Term of the Fund

If the Fund has not consummated an Exchange Listing within the 10-year anniversary of the Effective Date, subject to up to two one-year extensions if requested by the Adviser and approved by a majority of our Board, including a majority of our Independent Trustees, then our Board (subject to any necessary shareholder approvals and applicable requirements of the 1940 Act) will, within a reasonable period of time, wind down and/or liquidate and dissolve the Fund.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Fund’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Fund or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or criminal wrongdoing on its part (“Indemnified Person Disabling Conduct”).

The Fund will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Fund, including the operations of the Fund and the offering of Common Shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Fund is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith or gross negligence. In addition, the Fund has obtained liability insurance for its officers and trustees.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Amended and Restated Declaration of Trust*

3.2	Bylaws*

4.1	Form of Subscription Agreement*

10.1	Advisory Agreement*

10.2	Administration Agreement*

10.3	Trademark and License Agreement*

10.4	Dividend Reinvestment Plan*

10.5	Expense Support and Conditional Reimbursement Agreement*

14.1	Fund Code of Ethics*

14.2	Adviser Code of Ethics*

(*)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Sixth Street Lending Partners

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Chief Executive Officer

Date: June 28, 2022